      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1996



REGISTRATION NO. 33-99462
                                                       POST-EFFECTIVE AMENDMENT
                                                       NO. 1 TO REGISTRATION
                                                       STATEMENT NO. 33-84844

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-3
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           FIRST DEPOSIT MASTER TRUST
       (In which the Investor Certificates evidence undivided interests)

FIRST DEPOSIT NATIONAL BANK                              PROVIDIAN NATIONAL BANK

                  (Originators of the Trust described herein)
           (Exact name of registrants as specified in their charters)


         UNITED STATES                     02-0118519                      UNITED STATES                     02-0443459
        (State or other                   (IRS employer                   (State or other                   (IRS employer
 jurisdiction of organization)       identification number)        jurisdiction of organization)       identification number)
                        295 MAIN STREET                                                  53 REGIONAL DRIVE
                  TILTON, NEW HAMPSHIRE 03276                                       CONCORD, NEW HAMPSHIRE 03301
                         (603) 286-4348                                                    (603) 225-7407


         (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)


                                  MARY ELLEN RICHEY, ESQ.
                                  PROVIDIAN BANCORP, INC.
   (PRIOR TO JUNE 3, 1996)                                     (ON OR AFTER JUNE 3, 1996)
      88 KEARNY STREET                                             201 MISSION STREET
  SAN FRANCISCO, CALIFORNIA                                      SAN FRANCISCO, CA 94105
            94108                                                    (415) 543-0404
       (415) 398-2893


 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

           Gregory M. Shaw, Esq.                         Edward M. DeSear, Esq.
          Cravath, Swaine & Moore                    Orrick, Herrington & Sutcliffe
              Worldwide Plaza                               666 Fifth Avenue
             825 Eighth Avenue                          New York, New York 10103
          New York, New York 10019

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE ON OR AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                                   STATEMENT.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                PROPOSED MAXIMUM  PROPOSED MAXIMUM
                                                                 OFFERING PRICE      AGGREGATE         AMOUNT OF
            TITLE OF EACH CLASS                  AMOUNT TO            PER             OFFERING        REGISTRATION
       OF SECURITIES TO BE REGISTERED          BE REGISTERED    CERTIFICATE (1)      PRICE (1)          FEE (2)
Asset Backed Certificates...................   $1,000,000,000         100%         $1,000,000,000     $344,827.59


(1) Estimated solely for the purpose of calculating the registration fee.


(2) Previously paid. A filing fee of $65,800 was paid with respect to the $329,000,000 remaining amount of certificates referred to below.

                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


    IN ACCORDANCE WITH RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED HEREIN IS A COMBINED PROSPECTUS WHICH ALSO RELATES TO $329,000,000 OF UNISSUED ASSET BACKED CERTIFICATES UNDER THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 NO. 33-84844 AND THIS
REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO SUCH REGISTRATION STATEMENT.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   P   R    O   S    P   E    C   T    U    S

                           First Deposit Master Trust
                           Asset Backed Certificates
                          First Deposit National Bank
                              Seller and Servicer
                            Providian National Bank
                                     Seller
                                  -----------


    First Deposit National Bank ("FDNB") and Providian National Bank ("PNB"; together with FDNB, the "Banks"), may sell from time to time one or more series (each a "Series") of asset backed certificates (the "Certificates") evidencing undivided interests in certain assets of First Deposit Master Trust (the "Trust"). The Trust was formed pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") among FDNB, as seller and servicer, PNB, as seller, and Bankers Trust Company, as trustee (the "Trustee"). The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving credit accounts (the "Accounts"), collections thereon and certain other property, as more fully described herein and, with respect to any Series, in an accompanying prospectus supplement (a "Prospectus Supplement") relating to such Series.


    Certificates will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and described in the related Prospectus Supplement. Each Series will consist of one or more classes of Certificates (each a "Class"). Each Certificate will represent an undivided interest in the Trust and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement.

    While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.


    Potential investors should consider, among other things, the information set forth in "Risk Factors" commencing on page 14 herein and in the related Prospectus Supplement.

                                 -------------
THE  CERTIFICATES  WILL REPRESENT  INTERESTS IN  THE TRUST  ONLY AND  WILL NOT
  REPRESENT INTERESTS IN OR OBLIGATIONS OF  EITHER BANK OR ANY AFFILIATE  OF
    EITHER  BANK. NEITHER THE CERTIFICATES  NOR THE UNDERLYING ACCOUNTS OR
      RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY
       THE FEDERAL  DEPOSIT  INSURANCE CORPORATION  OR     ANY  OTHER
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION  NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE  SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS. ANY REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL OFFENSE.
                                 --------------

    Certificates may be sold by the Banks directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Banks from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Banks associated with the issuance and distribution of such Certificates. See "Plan of Distribution".

      THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.


               THE DATE OF THIS PROSPECTUS IS            , 199  .

                             AVAILABLE INFORMATION

    The Banks, as originators of the Trust, have filed a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Certificates offered hereby. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference", which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                         REPORTS TO CERTIFICATEHOLDERS


    Unless and until Definitive Certificates are issued, Monthly Reports, which contain unaudited information concerning the Trust and are prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates offered hereby, pursuant to the Pooling Agreement. See "Description of the Certificates-- Reports" and "The Pooling Agreement Generally--Book-Entry Registration" and "--Evidence as to Compliance". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling Agreement will not require the sending of, and the Banks do not intend to send, any of their financial reports to holders of interests in Certificates (the "Certificateholders") offered hereby. The Servicer will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. The following documents filed with the Commission by the Servicer, on behalf of the Trust, are incorporated in this Prospectus by reference: the Trust's Annual Report on Form 10-K for the year ended December 31, 1995 and the Current Reports on Form 8-K filed since December 31, 1995. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.



    The Servicer will provide without charge to each person, including any beneficial owner of Certificates, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Written requests for such copies should be directed to First Deposit National Bank, in care of Providian Bancorp, Inc., 88 Kearny Street, Suite 1900, San Francisco, CA 94108, attention: Senior Financial Officer. Telephone requests for such copies should be directed to the Servicer (in care of Providian Bancorp, Inc., attention: Senior Financial Officer) at (415) 398-2893. Providian Bancorp, Inc. expects to move its offices on or about June 3, 1996 and any requests for such copies after this date should be directed to the new offices of Providian Bancorp, Inc. at 201 Mission Street, San Francisco, CA 94105 (tel: (415) 543-0404).

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Reference is made to the Glossary for the location herein of the definitions of certain capitalized terms used herein. Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.


Trust...........................  First Deposit Master Trust (the "Trust"). The Trust, as  a
                                  master  trust, has issued other  Series and is expected to issue additional Series from time to time. The assets  of
                                   the  Trust (the  "Trust Assets")  include a  portfolio of
                                   receivables  (the   "Receivables")  arising   under   the
                                   Accounts  included in the Trust  from time to time, funds
                                   collected or  to  be  collected  from  accountholders  in
                                   respect  of the Receivables, the right to receive certain
                                   Interchange attributable  to  accountholder  charges  for
                                   merchandise  and  services  in certain  of  the Accounts,
                                   certain amounts  recovered with  respect to  Accounts  in
                                   which   the   Receivables   have   been   charged-off  as
                                   uncollectible, monies on deposit  in certain accounts  of
                                   the  Trust,  any  Participations included  in  the Trust,
                                   funds collected or to be  collected with respect to  such
                                   Participations and any Series Enhancement with respect to
                                   a   particular   Series  or   Class.  The   term  "Series
                                   Enhancement" means, with respect  to any Series or  Class
                                   of  Certificates, any Credit Enhancement, guaranteed rate
                                   agreement, maturity  liquidity facility,  tax  protection
                                   agreement,  interest  rate cap  agreement,  interest rate
                                   swap agreement  or  other  similar  arrangement  for  the
                                   benefit  of Certificateholders  of such  Series or Class.
                                   The Trust Assets are expected to change over the life  of
                                   the   Trust  as  receivables  in  revolving  credit  card
                                   accounts and other revolving credit accounts and  related
                                   assets  are included in  the Trust and  as receivables in
                                   accounts subject to the Trust are charged-off or removed.
                                   See "The Trust" and "Description of the
                                   Certificates--Addition of  Trust Assets",  "--Removal  of
                                   Accounts" and "--New Issuances".

Banks...........................  First   Deposit  National  Bank   ("FDNB")  and  Providian
                                  National Bank (formerly  known as  First Deposit  National
                                   Credit   Card  Bank)  ("PNB";  together  with  FDNB,  the
                                   "Banks"), each  a  national banking  association  and  an
                                   indirect wholly-owned subsidiary of Providian Corporation
                                   (formerly  known as Capital Holding Corporation), are the
                                   initial sellers of the Receivables and originators of the
                                   Trust. Subject  to  certain conditions  described  herein
                                   under   "The  Pooling   Agreement  Generally--The  Banks'
                                   Certificate; Additional Sellers", the Banks may designate
                                   one or more affiliates of  the Banks to sell  Receivables
                                   or  Participations  to  the  Trust  from  time  to  time.
                                   Additional Sellers will  generally have  the same  rights
                                   and obligations as those of the Banks described herein.

Trustee.........................  Bankers Trust Company (the "Trustee").

The Accounts....................  The  Accounts  consist  of the  Initial  Accounts  and any
                                  Additional Accounts  but  will  not  include  any  Removed
                                   Accounts.  The  Banks  have  conveyed  to  the  Trust all
                                   Receivables existing  on a  specified date  prior to  the
                                   issuance  of the first Series  (the "Trust Cut-Off Date")
                                   in certain consumer  revolving credit  card accounts  and
                                   other  consumer revolving  credit accounts  (the "Initial
                                   Accounts") and all Receivables arising in

                                   the Initial Accounts from  time to time thereafter  until
                                   the  termination of  the Trust.  Since the  Trust Cut-Off
                                   Date, the Banks have conveyed to the Trust Receivables in
                                   certain  Additional  Accounts  in  accordance  with   the
                                   provisions  of  the  Pooling Agreement.  Pursuant  to the
                                   Pooling Agreement, the Banks  expect (subject to  certain
                                   limitations  and conditions),  and in  some circumstances
                                   will be obligated, to  designate Additional Accounts  the
                                   Receivables in which will be included in the Trust or, in
                                   lieu   thereof  or   in  addition   thereto,  to  include
                                   Participations in the Trust. The Banks will convey to the
                                   Trust all  Receivables  in Additional  Accounts,  whether
                                   such Receivables are then existing or thereafter created.
                                   The  addition to  the Trust of  Receivables in Additional
                                   Accounts (other  than Automatic  Additional Accounts)  or
                                   Participations  will  be subject  to  certain conditions,
                                   including, among others, that (a) such addition will  not
                                   result  in a Ratings Effect and  (b) the Banks shall have
                                   delivered to the Trustee and certain providers of  Series
                                   Enhancement a certificate of an authorized officer to the
                                   effect  that, in the reasonable belief of the Banks, such
                                   addition will  not,  based on  the  facts known  to  such
                                   officer  at the time  of such certification,  cause a Pay
                                   Out Event  to  occur  with respect  to  any  Series.  See
                                   "Description   of  the  Certificates--Addition  of  Trust
                                   Assets".

                                  Pursuant to the Pooling Agreement, each Bank will have the right (subject to certain limitations and conditions)  to
                                   remove  the Receivables  in certain Accounts  owned by it
                                   from the Trust ("Removed Accounts"). See "Description  of
                                   the Certificates--Removal of Accounts".

The Receivables.................  The   Receivables  consist  of   all  amounts  charged  by
                                  accountholders  for  merchandise  and  services  and  cash
                                   advances   ("Principal  Receivables")   and  all  related
                                   periodic finance charges, cash advance fees, late charges
                                   and any other fees and charges billed on the Accounts and
                                   certain Interchange attributable to accountholder charges
                                   for  goods  and  services  in  certain  of  the  Accounts
                                   ("Finance Charge Receivables"). The amount of Receivables
                                   will  fluctuate from  day to  day as  new Receivables are
                                   generated  or  added  to   the  Trust  and  as   existing
                                   Receivables  are collected,  charged-off as uncollectible
                                   or otherwise adjusted.

The Certificates................  The Certificates will be issued  in Series, each of  which will consist of one or more Classes. The specific terms of a Series or Class will be established as described herein
                                   under  "Description of  the Certificates--New Issuances".
                                   However, while the specific terms of any Series or  Class
                                   offered   hereby  will   be  described   in  the  related
                                   Prospectus Supplement, the terms of such Series or  Class
                                   will  not be subject  to prior review  by, or consent of,
                                   the holders of the Certificates of any previously  issued
                                   Series.

                                  Unless  otherwise  specified  in  the  related  Prospectus
                                   Supplement, the Certificates of  a Series offered  hereby
                                   will  be available for  purchase in minimum denominations
                                   of $1,000, and will only be available in book-entry  form
                                   except  in  certain  limited  circumstances  as described
                                   herein under "The Pooling Agreement Gener-
                                   ally--Definitive Certificates".  A portion  of the  Trust
                                   Assets  will be allocated among the Certificateholders of
                                   a particular Series (the

                                   "Certificateholders' Interest"),  the  Certificateholders
                                   of  other Series and the interest  of the Banks and their
                                   permitted  transferees  (the  "Sellers'  Interest"),   as
                                   described  below. The  aggregate principal  amount of the
                                   Certificateholders' Interest of  a Series offered  hereby
                                   will,  except  as otherwise  provided  herein and  in the
                                   related  Prospectus  Supplement,  remain  fixed  at   the
                                   aggregate initial principal amount of the Certificates of
                                   such Series. The Certificateholders' Interest of a Series
                                   will include the right to receive (but only to the extent
                                   needed  to  make  required  payments  under  the  Pooling
                                   Agreement and the related  Supplement and subject to  any
                                   reallocation of such amounts if the related Supplement so
                                   provides)  varying percentages of  collections of Finance
                                   Charge Receivables and Principal Receivables and will  be
                                   allocated  a varying  percentage of  the Defaulted Amount
                                   with respect to each Monthly Period. If the  Certificates
                                   of a Series offered hereby include more than one Class of
                                   Certificates,   the   Trust  Assets   allocable   to  the
                                   Certificateholders'  Interest  of  such  Series  may   be
                                   further  allocated  among each  Class  in such  Series as
                                   described in the related Prospectus Supplement.

                                  The Certificates  of  a  Series  will  evidence  undivided
                                   interests   in   the  Trust   Assets  allocated   to  the
                                   Certificateholders'  Interest   of   such   Series.   The
                                   Certificates  represent beneficial interests in the Trust
                                   only and do not represent interests in or obligations  of
                                   either  Bank or any affiliate of either Bank. Neither the
                                   Certificates nor  the Accounts,  the Receivables  or  any
                                   collections  thereon  are  insured or  guaranteed  by the
                                   Federal Deposit Insurance Corporation (the "FDIC") or any
                                   other governmental agency or instrumentality.

The Sellers' Interest...........  The Sellers' Interest at any time represents the right  to the  Trust  Assets  in excess  of  the Certificateholders'
                                   Interest of all  Series then  outstanding. The  principal
                                   amount  of the  Sellers' Interest  will fluctuate  as the
                                   amount of  the Principal  Receivables held  by the  Trust
                                   changes  from time to time. In addition, the Banks intend
                                   to cause the issuance of  additional Series from time  to
                                   time  and  any  such  issuance will  have  the  effect of
                                   decreasing the  Sellers' Interest  to the  extent of  the
                                   Invested  Amount of such Series.  See "Description of the
                                   Certificates--New Issuances". A  portion of the  Sellers'
                                   Interest  may be sold separately in one or more public or
                                   private  transactions.   See   "The   Pooling   Agreement
                                   Generally--The Banks' Certificate; Additional Sellers".

                                  The  Pooling  Agreement provides  that  the Banks  will be required to make an  Addition to the  Trust in the  event
                                   that  the  Sellers' Interest  is  less than  the Required
                                   Sellers' Participation Amount on the last business day of
                                   any Monthly  Period.  See  "Description  of  the  Certif-
                                   icates--Addition  of  Trust  Assets".  The  level  of the
                                   Required Sellers'  Participation  Amount,  which  may  be
                                   reduced  subject  to certain  conditions  described under
                                   "Description  of  the  Certificates--Addition  of   Trust
                                   Assets",  is intended to enable  the Sellers' Interest to
                                   absorb  fluctuations   in   the   amount   of   Principal
                                   Receivables  held by the Trust from time to time (due to,
                                   among other things, seasonal purchase and payment  habits
                                   of   accountholders  or  adjustments  in  the  amount  of
                                   Principal  Receivables  because   of  rebates,   refunds,

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
                                   fraudulent    charges    or    otherwise).    See   "Risk
                                   Factors--Payments and Maturity"  and "Description of  the
                                   Certificates--Defaulted Receivables; Rebates and
                                   Fraudulent Charges".

Issuance of Additional Series...  The  Pooling  Agreement  authorizes the  Trustee  to issue three types of  certificates: (i)  one or  more Series  of
                                   Certificates,  (ii) a certificate evidencing the Sellers'
                                   Interest in the Trust, which  initially is to be held  by
                                   the  Banks and (iii) Supplemental Certificates to be held
                                   by transferees of a portion of the certificate evidencing
                                   the Sellers'  Interest  in  the  Trust.  The  certificate
                                   evidencing  the Sellers'  Interest in  the Trust  and any
                                   Supplemental Certificates  are collectively  referred  to
                                   herein  as the  "Banks' Certificate".  The Pooling Agree-
                                   ment  provides  that,  pursuant   to  any  one  or   more
                                   supplements    to   the   Pooling   Agreement   (each   a
                                   "Supplement"), the Banks may  cause the Trustee to  issue
                                   one  or more new Series and accordingly cause a reduction
                                   in  the  Sellers'  Interest  represented  by  the  Banks'
                                   Certificate.  Under the Pooling  Agreement, the Banks may
                                   define, with respect to  any Series, the Principal  Terms
                                   of such Series. See "Description of the Certificates--New
                                   Issuances".  The Banks may offer any Series to the public
                                   or  other  investors  under  a  disclosure  document   (a
                                   "Disclosure  Document"),  which  will consist  of  a Pro-
                                   spectus Supplement  in  the  case  of  a  Series  offered
                                   hereby,  in  transactions  either  registered  under  the
                                   Securities Act  or exempt  from registration  thereunder,
                                   directly or through one or more underwriters or placement
                                   agents,   in  fixed-price  offerings   or  in  negotiated
                                   transactions or  otherwise. See  "Plan of  Distribution".
                                   The  Banks expect to offer, from time to time, additional
                                   Series issued by the Trust.

                                  A new Series may only  be issued upon satisfaction of  the conditions  described  herein under  "Description  of the
                                   Certificates--New  Issuances"  including,  among  others,
                                   that  (a)  such issuance  will  not result  in  a Ratings
                                   Effect and  (b) the  Banks shall  have delivered  to  the
                                   Trustee  and  certain providers  of Series  Enhancement a
                                   certificate of an authorized officer to the effect  that,
                                   in the reasonable belief of the Banks, such issuance will
                                   not, based on the facts known to such officer at the time
                                   of  such certification,  cause a  Pay Out  Event to occur
                                   with respect to any Series.

Collections.....................  All collections of  Receivables will be  allocated by  the
                                  Servicer    between   amounts   collected   on   Principal
                                   Receivables  and  on  Finance  Charge  Receivables.   The
                                   Servicer  will  allocate between  the Certificateholders'
                                   Interest of  each Series  and the  Sellers' Interest  all
                                   amounts   collected  with   respect  to   Finance  Charge
                                   Receivables and Principal  Receivables and the  Defaulted
                                   Amount  with  respect  to each  day  during  each Monthly
                                   Period. Collections of Finance Charge Receivables and the
                                   Defaulted Amount will be allocated to each Series at  all
                                   times  based  upon  its  Floating  Allocation Percentage.
                                   Collections of Principal Receivables will be allocated to
                                   each  Series  at  all  times  based  upon  its  Principal
                                   Allocation Percentage. The Floating Allocation Percentage
                                   and  the Principal Allocation  Percentage with respect to
                                   each Series  will  be  determined as  set  forth  in  the
                                   related  Supplement  and,  with  respect  to  each Series
                                   offered hereby, in the related Prospectus Supplement.

Interest........................  Interest  will  accrue  on  the  Invested  Amount  of  the
                                  Certificates  of a Series  or Class offered  hereby at the per annum rate either specified  in or determined in  the
                                   manner  specified in  the related  Prospectus Supplement.
                                   Except as  otherwise provided  herein or  in the  related
                                   Prospectus  Supplement, collections of Finance Charge Re-
                                   ceivables and  certain  other amounts  allocable  to  the
                                   Certificateholders'  Interest of a  Series offered hereby
                                   will   be   used   to    make   interest   payments    to
                                   Certificateholders   of  such  Series  on  each  Interest
                                   Payment Date with  respect thereto, provided  that if  an
                                   Early  Amortization Period commences with respect to such
                                   Series, thereafter interest will  be distributed to  such
                                   Certificateholders  monthly on each Special Payment Date.
                                   If the Interest Payment Dates for a Series or Class occur
                                   less frequently than monthly,  such collections or  other
                                   amounts  (or the portion thereof allocable to such Class)
                                   will be deposited in one or more trust accounts (each  an
                                   "Interest  Funding  Account") and  used to  make interest
                                   payments to Certificateholders of such Series or Class on
                                   the following Interest Payment Date with respect thereto.
                                   If a Series has more than one Class of Certificates, each
                                   such Class may have a separate Interest Funding Account.

Principal.......................  The principal of the  Certificates of each Series  offered hereby  will be scheduled to be  paid either in full on an
                                   expected  date  specified   in  the  related   Prospectus
                                   Supplement  (the "Expected Final Payment Date"), in which
                                   case such  Series will  have  an Accumulation  Period  as
                                   described  below  under  "--Accumulation  Period",  or in
                                   installments  commencing  on  a  date  specified  in  the
                                   related Prospectus Supplement (the "Principal
                                   Commencement  Date"), in which case such Series will have
                                   a Scheduled Amortization Period as described below  under
                                   "--Scheduled  Amortization Period". If  a Series has more
                                   than one  Class of  Certificates, a  different method  of
                                   paying  principal,  Expected  Final  Payment  Date and/or
                                   Principal Commencement  Date  may  be  assigned  to  each
                                   Class.  The  payment  of principal  with  respect  to the
                                   Certificates of a  Series or Class  may commence  earlier
                                   than  the  applicable  Expected  Final  Payment  Date  or
                                   Principal Commencement  Date,  and  the  final  principal
                                   payment  with respect to the  Certificates of a Series or
                                   Class may  be made  later  than the  applicable  Expected
                                   Final  Payment Date or other expected  date, if a Pay Out
                                   Event occurs  with respect  to such  Series or  Class  or
                                   under  certain other circumstances  described herein. See
                                   "Special Considerations--Payments  and  Maturity"  for  a
                                   description  of  factors that  may  affect the  timing of
                                   principal payments on Certificates.

Revolving Period................  The Certificates of each Series offered hereby will have a revolving period  (the  "Revolving  Period"),  which  will commence  at the close of business on a date specified in
                                   the related  Prospectus Supplement  (the "Series  Cut-Off
                                   Date")   and  continue  until  the  earlier  of  (a)  the
                                   commencement  of  the  Early  Amortization  Period   with
                                   respect  to such Series and (b) the date specified in the
                                   related Prospectus Supplement as the end of the Revolving
                                   Period with respect to such Series. During the  Revolving
                                   Period   with  respect   to  a   Series  offered  hereby,
                                   collections of Principal Receivables and

                                   certain  other   amounts  otherwise   allocable  to   the
                                   Certificateholders'  Interest  of  such  Series  will  be
                                   treated as  Shared  Principal  Collections  and  will  be
                                   distributed    to,   or   for   the   benefit   of,   the
                                   Certificateholders of  other  Series or  the  Banks.  See
                                   "Description    of   the   Certificates--Principal"   and
                                   "--Shared  Principal  Collections"  and  see  "--Pay  Out
                                   Events"  for a discussion of  the events which might lead
                                   to the termination of  the Revolving Period with  respect
                                   to a Series prior to its scheduled ending date.

Accumulation Period.............  If  the related Prospectus Supplement so specifies, unless an Early Amortization Period  commences with respect to  a
                                   Series  offered hereby,  the Certificates  of such Series
                                   will  have  an  accumulation  period  (the  "Accumulation
                                   Period"), which will commence at the close of business on
                                   the  date  specified  in such  Prospectus  Supplement and
                                   continue until the  earliest of (a)  the commencement  of
                                   the  Early  Amortization  Period  with  respect  to  such
                                   Series, (b) payment in full of the Invested Amount of the
                                   Certificates  of   such  Series   and  (c)   the   Series
                                   Termination  Date with respect to such Series. During the
                                   Accumulation Period with respect to a Series, collections
                                   of  Principal  Receivables  and  certain  other   amounts
                                   allocable  to  the Certificateholders'  Interest  of such
                                   Series will be deposited on  each Distribution Date in  a
                                   trust   account  established  for   the  benefit  of  the
                                   Certificateholders of such  Series (a "Principal  Funding
                                   Account") and used to make principal distributions to the
                                   Certificateholders   of   such  Series   when   due.  The
                                   "Distribution Date" is the 15th day of each month (or  if
                                   such  15th day is not a business day, the next succeeding
                                   business  day).  The  amount  to  be  deposited  in   the
                                   Principal  Funding Account for  any Series offered hereby
                                   on any Distribution Date  may, but will not  necessarily,
                                   be limited to an amount (the "Controlled Deposit Amount")
                                   equal  to an  amount specified in  the related Prospectus
                                   Supplement (the  "Controlled Accumulation  Amount")  plus
                                   any   existing  deficit  controlled  accumulation  amount
                                   arising from prior  Distribution Dates. If  a Series  has
                                   more  than one Class of Certificates, each Class may have
                                   a  separate  Principal  Funding  Account  and  Controlled
                                   Accumulation  Amount. In addition, the related Prospectus
                                   Supplement may  describe  certain priorities  among  such
                                   Classes  with respect to deposits  of principal into such
                                   Principal Funding Accounts.

Scheduled Amortization Period...  If the related Prospectus Supplement so specifies,  unless an  Early Amortization Period commences  with respect to a
                                   Series offered hereby,  the Certificates  of such  Series
                                   will   have  an   amortization  period   (the  "Scheduled
                                   Amortization Period"), which will  commence at the  close
                                   of  business  on the  date  specified in  such Prospectus
                                   Supplement and  continue until  the earliest  of (a)  the
                                   commencement   of  the  Early  Amortization  Period  with
                                   respect to  such  Series,  (b) payment  in  full  of  the
                                   Invested  Amount of  the Certificates of  such Series and
                                   (c) the  Series Termination  Date  with respect  to  such
                                   Series.  During  the Scheduled  Amortization  Period with
                                   respect to a Series, collections of Principal Receivables
                                   and   certain    other   amounts    allocable   to    the
                                   Certificateholders'  Interest of such Series will be used
                                   on each Distribution Date to make principal distributions
                                   to   Certificateholders   of    such   Series   or    any

                                   Class  of  such  Series then  scheduled  to  receive such
                                   distributions.  The   amount   to   be   distributed   to
                                   Certificateholders  of any  Series offered  hereby on any
                                   Distribution Date  may,  but  will  not  necessarily,  be
                                   limited   to  an  amount  (the  "Controlled  Distribution
                                   Amount") equal to an amount (the "Controlled Amortization
                                   Amount") specified in  the related Prospectus  Supplement
                                   plus  any existing deficit controlled amortization amount
                                   arising from prior  Distribution Dates. If  a Series  has
                                   more  than one Class of Certificates, each Class may have
                                   a separate Controlled  Amortization Amount. In  addition,
                                   the  related Prospectus  Supplement may  describe certain
                                   priorities  among  such  Classes  with  respect  to  such
                                   distributions.

Early Amortization Period.......  During  the period from  the day on which  a Pay Out Event has occurred with respect to a Series to the date on which the Invested Amount  of the Certificates  of such  Series
                                   and the Enhancement Invested Amount, if any, with respect
                                   to  such Series  have been  paid in  full or  the related
                                   Series  Termination   Date  has   occurred  (the   "Early
                                   Amortization    Period"),   collections    of   Principal
                                   Receivables and certain  other amounts  allocable to  the
                                   Certificateholders'  Interest  of such  Series (including
                                   Shared Principal Collections, if  any, allocable to  such
                                   Series)  will be distributed as principal payments to the
                                   Certificateholders  of  such   Series  monthly  on   each
                                   Distribution   Date  beginning  with  the  first  Special
                                   Payment Date  with respect  to  such Series.  During  the
                                   Early  Amortization  Period  with  respect  to  a Series,
                                   distributions of principal to Certificateholders will not
                                   be subject to any Controlled Deposit Amount or Controlled
                                   Distribution Amount. In  addition, upon the  commencement
                                   of  the  Early  Amortization  Period  with  respect  to a
                                   Series, any  funds  on  deposit in  a  Principal  Funding
                                   Account  with respect to such Series  will be paid to the
                                   Certificateholders of the relevant Class or Series on the
                                   first Special Payment Date  with respect to such  Series.
                                   See "Description of the Certificates--Pay Out Events" for
                                   a  discussion  of  the  events which  might  lead  to the
                                   commencement  of  the  Early  Amortization  Period   with
                                   respect to a Series.

Shared Principal Collections....  To  the extent  that collections  of Principal Receivables and certain  other  amounts  that  are  allocated  to  the
                                   Certificateholders' Interest of any Series are not needed
                                   to make payments to the Certificateholders of such Series
                                   or  required  to  be  deposited  in  a  Principal Funding
                                   Account for such Series, such collections will be applied
                                   to cover principal payments due to or for the benefit  of
                                   Certificateholders    of   another   Series.   Any   such
                                   reallocation will  not  result  in  a  reduction  in  the
                                   Invested  Amount of the Series  to which such collections
                                   were  initially  allocated.   See  "Description  of   the
                                   Certificates--Shared Principal Collections".

Special Funding Account.........  If on any date the Sellers' Interest is less than or equal to  the  Required  Sellers'  Participation  Amount  or the
                                   amount of Principal Receivables in the Trust is less than
                                   or equal to the Required Principal Balance, the  Servicer
                                   shall  not distribute  to the Banks  any Shared Principal
                                   Collections which otherwise would  be distributed to  the
                                   Banks,  but  shall  deposit  such  funds  in  the Special
                                   Funding Account. Funds on deposit in the Special  Funding
                                   Account will be

                                   withdrawn  and paid to the Banks on any Distribution Date
                                   to the extent that, after giving effect to such  payment,
                                   the  Sellers'  Interest  exceeds  the  Required  Sellers'
                                   Interest and the amount  of Principal Receivables in  the
                                   Trust  exceeds  the  Required Principal  Balance  on such
                                   date; PROVIDED, HOWEVER, that if an Accumulation  Period,
                                   Scheduled   Amortization  Period  or  Early  Amortization
                                   Period commences with respect to any Series, any funds on
                                   deposit in the Special  Funding Account will be  released
                                   and treated as Shared Principal Collections to the extent
                                   needed  to  cover principal  payments due  to or  for the
                                   benefit of such Series.

Sharing of Additional Finance
 Charges........................  Subject   to   certain    limitations   described    under
                                  "Description  of  the Certificates--Sharing  of Additional
                                   Finance   Charges",   collections   of   Finance   Charge
                                   Receivables  and certain  other amounts  allocable to the
                                   Certificateholders'  Interest  of  any  Series  which  is
                                   included in a Group in excess of the amounts necessary to
                                   make  required  payments  with  respect  to  such  Series
                                   (including payments to the provider of any related Series
                                   Enhancement) will be applied to cover any shortfalls with
                                   respect to amounts  payable from  collections of  Finance
                                   Charge Receivables allocable to any other Series included
                                   in  such  Group, in  each case  pro  rata based  upon the
                                   amount of the  shortfall, if  any, with  respect to  such
                                   other Series. See "Description of the
                                   Certificates--Sharing of Additional Finance Charges".

Funding Period..................  The   Prospectus  Supplement  relating   to  a  Series  of
                                  Certificates may specify  that for a  period beginning  on the  Series Issuance Date with respect to such Series and
                                   ending on a specified date before the commencement of the
                                   Scheduled Amortization Period or Accumulation Period with
                                   respect  to  such  Series  (the  "Funding  Period"),  the
                                   aggregate  amount of  Principal Receivables  in the Trust
                                   allocable to such Series may  be less than the  aggregate
                                   principal  amount of the Certificates  of such Series. If
                                   so specified in  the related  Prospectus Supplement,  the
                                   amount of such difference will be held in a trust account
                                   established   with  the   Trustee  for   the  benefit  of
                                   Certificateholders  of  such   Series  (the   "Prefunding
                                   Account")  pending the  transfer of  additional Principal
                                   Receivables to the Trust or pending the reduction of  the
                                   Certificateholders'  Interests of other  Series issued by
                                   the Trust. The related Prospectus Supplement will specify
                                   the initial  Certificateholders' Interest  on the  Series
                                   Issuance  Date with respect to such Series, the aggregate
                                   principal amount of the Certificates of such Series  (the
                                   "Initial   Amount")   and   the   date   by   which   the
                                   Certificateholders' Interest  is  expected to  equal  the
                                   Initial Amount.

                                  If  so  specified  in the  related  Prospectus Supplement, during the  Funding  Period,  funds  on  deposit  in  the
                                   Prefunding  Account for  a Series  may or,  under certain
                                   circumstances, must be withdrawn and paid to the  Sellers
                                   to  effect increases in the Certificateholders' Interest.
                                   In the event that  the Certificateholders' Interest  does
                                   not  equal the Initial  Amount by the  end of the Funding
                                   Period, any amount  remaining in  the Prefunding  Account
                                   and additional

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
                                   amounts  specified,  if  any, in  the  related Prospectus
                                   Supplement will be payable  to the Certificateholders  of
                                   such  Series in a manner and at such time as set forth in
                                   the related Prospectus Supplement.

                                  If so  specified  in the  related  Prospectus  Supplement, monies  in  the Prefunding  Account  with respect  to any
                                   Series will  be  invested  by  the  Trustee  in  Eligible
                                   Investments  or will be  subject to a  guaranteed rate or
                                   investment agreement  or other  similar arrangement,  and
                                   investment  earnings and any applicable payment under any
                                   such  investment  arrangement  will  be  applied  to  pay
                                   interest on the Certificates of such Series.

Credit Enhancement..............  The  credit enhancement  with respect to  a Series offered hereby (the "Credit Enhancement") may include a letter  of credit,  a  cash collateral  account,  a surety  bond, an
                                   insurance policy or any other form of credit  enhancement
                                   described  in the  related Prospectus  Supplement. Credit
                                   Enhancement may also be provided to a Class or Classes of
                                   a Series by subordination  provisions which require  that
                                   distributions  of principal and/or  interest be made with
                                   respect to  the Certificates  of  such Class  or  Classes
                                   before  distributions  are  made  to  one  or  more other
                                   Classes of such Series.

                                  The  type,  characteristics  and  amount  of  the   Credit
                                   Enhancement with respect to any Series will be determined
                                   based  on several factors,  including the characteristics
                                   of the Receivables and Accounts underlying or  comprising
                                   the  Trust  Assets as  of the  Series Issuance  Date with
                                   respect thereto, and will be established on the basis  of
                                   requirements  of each applicable Rating Agency. The terms
                                   of the  Credit Enhancement  with  respect to  any  Series
                                   offered   hereby  will   be  described   in  the  related
                                   Prospectus   Supplement.   See   "Description   of    the
                                   Certificates--Credit Enhancement" and "Special
                                   Considerations--Limited Nature of Rating".

Servicing.......................  The  Servicer  (initially, FDNB)  will be  responsible for
                                  servicing,  managing   and  making   collections  on   the
                                   Receivables.  Subject  to  certain  exceptions  described
                                   under  "Description  of  the  Certificates--Deposits   in
                                   Collection   Account",  the  Servicer  will  deposit  any
                                   collections on the Receivables  in a Monthly Period  into
                                   the  Collection Account  within two business  days of the
                                   Date of Processing  (or, in the  case of Interchange,  no
                                   later  than  the Distribution  Date)  to the  extent such
                                   collections  are  allocable  to  the  Certificateholders'
                                   Interest  of any Series and  are required to be deposited
                                   into an account  for the benefit  of, or distributed  to,
                                   the Certificateholders of any Series or the issuer of any
                                   Series  Enhancement.  On the  earlier  of (i)  the second
                                   business day following  the Date of  Processing and  (ii)
                                   the  day on  which the Servicer  deposits any collections
                                   into  the   Collection   Account,  subject   to   certain
                                   exceptions described herein, the Servicer will pay to the
                                   Banks  their  allocable portion  of any  collections then
                                   held by the  Servicer. The  "Date of  Processing" is  the
                                   business  day  a  record  of  any  transaction  is  first
                                   recorded  pursuant  to  the  Servicer's  data  processing
                                   procedures.  On or about the third business day preceding
                                   each Distribution  Date (each,  a "Determination  Date"),
                                   the

                                   Servicer  will calculate  the amounts to  be allocated to
                                   the Certificateholders of  each Class or  Series and  the
                                   Banks  as described  herein in respect  of collections of
                                   Receivables  received  with  respect  to  the   preceding
                                   Monthly Period.

                                  In  certain limited  circumstances, FDNB may  resign or be removed as Servicer,  in which event  either the  Trustee
                                   or, so long as it meets certain eligibility standards set
                                   forth  in the  Pooling Agreement,  a third-party servicer
                                   may be appointed as successor servicer. (FDNB or any such
                                   successor servicer  is referred  to herein  as the  "Ser-
                                   vicer".)  FDNB is permitted to delegate any of its duties
                                   as Servicer  to  any of  its  affiliates and  to  certain
                                   third-party  service providers,  but any  such delegation
                                   will not relieve  the Servicer of  its obligations  under
                                   the  Pooling  Agreement or  any Supplement.  The Servicer
                                   will receive servicing fees payable with respect to  each
                                   Series  offered hereby as servicing compensation from the
                                   Trust. See  "Description of  the  Certificates--Servicing
                                   Compensation and Payment of Expenses".

Mandatory Reassignment and
 Transfer of Certain
 Receivables....................  Pursuant  to  the  Pooling Agreement,  as  of  each Series
                                  Issuance Date (and on each date of addition) each Bank, in its capacity  as a  seller, has  severally made  or  will
                                   severally  make certain representations and warranties in
                                   the Pooling Agreement  with respect to  the Accounts  (or
                                   Additional   Accounts)  owned   by  such   Bank  and  the
                                   Receivables  (or  Receivables  in  Additional   Accounts)
                                   transferred  by such  Bank to  the Trust.  If either Bank
                                   breaches any  such  representation  and  warranty,  under
                                   certain  circumstances and subject  to certain conditions
                                   described   under    "The    Pooling    Agreement    Gen-
                                   erally--Representations  and Warranties", all Receivables
                                   with respect to the  affected Account will be  reassigned
                                   to  such  Bank.  In  addition,  if  either  Bank breaches
                                   certain other  representations and  warranties  described
                                   under  "The Pooling Agreement Generally-- Representations
                                   and Warranties", all the Receivables transferred by  such
                                   Bank  to the  Trust may be  reassigned to  such Bank. See
                                   "The  Pooling  Agreement  Generally--Representations  and
                                   Warranties".

                                  FDNB   will  provide  certain  covenants  in  the  Pooling
                                   Agreement in its  capacity as Servicer.  If the  Servicer
                                   breaches   any   such  covenant   with  respect   to  any
                                   Receivable, subject to certain conditions described under
                                   "The Pooling  Agreement  Generally--Servicer  Covenants",
                                   all Receivables with respect to the affected Account will
                                   be  assigned to the Servicer. In  the event of a transfer
                                   of servicing obligations  to a  successor servicer,  such
                                   successor   servicer,   rather   than   FDNB,   would  be
                                   responsible for any subsequent failure to comply with the
                                   Servicer's covenants.

Tax Status......................  Except to  the extent  otherwise provided  in the  related
                                  Prospectus  Supplement,  in  the  opinion  of  special tax counsel for the Banks and the Trust, the Certificates  of
                                   each  Series offered hereby are properly characterized as
                                   debt for federal income  tax purposes and for  California
                                   and  New Hampshire tax  purposes. Each Certificateholder,
                                   by acceptance of  a Certificate  of such  a Series,  will
                                   agree  to  treat  the  Certificates  of  such  Series  as
                                   indebtedness of the Banks

                                   for federal,  state and  local income  and franchise  tax
                                   purposes.  See "Tax  Matters" for  additional information
                                   concerning the application of federal, California and New
                                   Hampshire tax laws.

Income Tax Withholding..........  Interest on Certificates  that are  characterized as  debt and  that are held by non-U.S.  persons will be subject to
                                   United States withholding tax unless the holder  complies
                                   with applicable IRS identification requirements. Interest
                                   on  Certificates that are characterized  as debt and that
                                   are held  by  U.S.  persons will  be  subject  to  backup
                                   withholding  unless the  holder complies  with applicable
                                   IRS identification requirements. See "Tax Matters".

ERISA Considerations............  Certificates of any Series offered hereby may be  eligible for purchase by Benefit Plans. See "ERISA Considerations".

Certificate Rating..............  Unless  otherwise  specified  in  the  related  Prospectus
                                  Supplement, it will be a condition to the issuance of  the
                                   Certificates  of each Series offered  hereby that they be
                                   rated in  one  of  the  four  highest  applicable  rating
                                   categories   by  at   least  one   nationally  recognized
                                   statistical rating  organization  selected by  the  Banks
                                   (the  rating agency  or agencies  rating any  Series, the
                                   "Rating Agency"). The rating or ratings applicable to the
                                   Certificates of each such Series will be as set forth  in
                                   the related Prospectus Supplement.

                                  A  security  rating should  be evaluated  independently of similar ratings  of  different  types  of  securities.  A
                                   rating  is  not a  recommendation  to buy,  sell  or hold
                                   securities and may be  subject to revision or  withdrawal
                                   at  any time by the  assigning Rating Agency. Each rating
                                   should be evaluated  independently of  any other  rating.
                                   See "Special Considerations--Limited Nature of Rating".

                                  RISK FACTORS


    SECONDARY MARKET TRADING. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There can be no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby or, if such a secondary market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

    ISSUANCE OF ADDITIONAL SERIES. The Trust, as a master trust, has issued other Series and is expected to issue additional Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements and any other amendment or supplement to the Pooling Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Certificates of any outstanding Series (any such reduction or withdrawal is referred to herein as a "Ratings Effect") and (b) each Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of such Bank, such issuance will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series. There can be no assurance, however, that the terms of any Series might not have an impact on the timing or amount of payments received by a Certificateholder of another Series. See "Description of the Certificates--New Issuances".

    ADDITION OF TRUST ASSETS. The Banks expect, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a later date or were part of a portfolio of accounts which were not part of the First Deposit Portfolio as of the Trust Cut-Off Date or which were acquired from another institution. Moreover, Additional Accounts designated at any time may not be accounts of the same type as those previously included in the Trust. See "The Pooling Agreement Generally--Representations and Warranties". Consequently, there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts previously included in the Trust. In addition, such Additional Accounts may consist of revolving credit card accounts or other revolving credit accounts which have different terms than the Initial Accounts and the Additional Accounts previously included in the Trust, including lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfolio of Accounts included in the Trust. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Trust Assets", including that (a) such addition will not result in a Ratings Effect and (b) the Bank designating such Additional Accounts shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of such Bank, such addition will not, based on the facts known to such officer at the time of such certification, at the time of its occurrence cause a Pay Out Event to occur with respect to any Series. Since the Trust Cut-Off Date, the Banks have conveyed to the Trust Receivables in Additional Accounts in accordance with the terms of the Pooling Agreement. See "Description of the Certificates--Addition of Trust Assets".

    CERTAIN LEGAL ASPECTS. While the Banks have sold and will sell Receivables to the Trust, a court could treat such a transaction as an assignment of collateral as security for the benefit of the Certificateholders of the outstanding Series. Each Bank warrants in the Pooling Agreement that the transfer of Receivables by it to the Trust is either a sale of such Receivables to the Trust or the grant to the Trust of a security interest in such Receivables. Each Bank will take certain actions under applicable state law to perfect the Trust's interest in the Receivables transferred to the Trust by such Bank and, in the Pooling Agreement, each Bank warrants that, if the transfer by such Bank to the Trust is a grant to the Trust of a security interest in the applicable Receivables, the Trust will have a first priority perfected security interest therein and, with certain exceptions and for certain limited periods of time, in the proceeds thereof (subject, in each case, to certain potential tax liens referred to under "The Pooling Agreement Generally--Representation and Warranties"). Nevertheless, if the transfer of Receivables by a Bank to the Trust is deemed to create a security interest therein under the California or New Hampshire Uniform Commercial Code (the "UCC"), a tax or government lien or other nonconsensual lien on property of such Bank arising before Receivables come into existence may have priority over the Trust's interest in such Receivables and, if the FDIC were appointed receiver of such Bank, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. In addition, while FDNB is the Servicer, cash collections held by FDNB may, subject to certain conditions, be commingled and used for the benefit of FDNB prior to the date on which such collections are required to be deposited in the Collection Account as described under "Description of the Certificates--Deposits in Collection Account" and, in the event of the insolvency or receivership of FDNB or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections.

    If the FDIC were appointed receiver of either of the Banks or if certain other events relating to the bankruptcy, insolvency or receivership of either of the Banks were to occur (an "Insolvency Event"), then a Pay Out Event would occur with respect to each Series and, pursuant to the terms of the Pooling Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless each other holder of the Banks' Certificate, Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class and, to the extent provided in the Supplement for any Series, any Credit Enhancer instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders of a particular Series if the sum of (a) the portion of the proceeds of such sale allocable to such Certificateholders and
(b) the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is insufficient to pay such Certificateholders in full. To the extent the Banks grant a security interest in the Receivables to the Trust, and such security interest is validly perfected before the occurrence of an Insolvency Event and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the relevant Bank or its creditors, based upon opinions issued by the general counsel of the FDIC and a related policy statement issued by the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery, by the FDIC. However, such opinions and policy statement are not binding on the FDIC and, if the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments to the Certificateholders of all outstanding Series. In addition, federal law governing receiverships of federally-insured depository institutions would be interpreted to require compliance with certain claims procedures if a receiver were appointed for either of the Banks before the Trustee could collect, sell, dispose of or otherwise liquidate the Receivables, which could delay or possibly reduce payments on the Certificates of all outstanding Series. Upon the occurrence of an Insolvency Event, if no Pay Out Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Banks to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of an Early Amortization Period. In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Receivership".

    The Accounts and Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making, enforcement and collection of consumer loans. The United

States Congress and the states may enact laws and amendments to existing laws to further regulate the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the current level of periodic finance charges and other fees and charges with respect to the Accounts. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. In October 1987, November 1991 and March 1994 members of Congress attempted unsuccessfully to limit the maximum annual percentage rate that may be assessed on credit card accounts. In addition, on May 5, 1992, two members of the House Banking Committee asked the United States General Accounting Office (the "GAO") to undertake a study of competition in the credit card industry and particularly to address how a government-imposed limit on credit card interest rates could affect credit availability. In Spring 1994, the GAO released its study on competitive pricing and disclosure in the credit card industry. The GAO did not recommend that Congress enact legislation capping interest rates on credit cards, but did recommend monitoring of the industry. The Banks cannot predict what action, if any, will be taken by Congress as a result thereof. If federal legislation were enacted which contained an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is possible that the Portfolio Yield would be reduced and therefore a Pay Out Event could occur with respect to the Certificates of each Series. See "Description of the Certificates--Pay Out Events". In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic finance charges or other fees or charges relating to the Accounts.



    Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally-insured state-chartered banks and federally-insured national banks) which issue credit cards. These actions challenge various fees and charges (such as late fees, over-the-limit fees, returned check charges and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state credit card issuers. To date, neither Bank has been named as a defendant in any such suit. There can be no assurance that either Bank will not be named as a defendant in future lawsuits or administrative actions challenging the fees and charges which it assesses accountholders. In October 1991, a federal district court upheld a Massachusetts law that bars banks from assessing late payment fees on credit card accounts of residents of that state in a proceeding involving Greenwood Trust (the issuer of the Discover Card). However, in August 1992 the U.S. Court of Appeals reversed the federal district court on the grounds that the Massachusetts law was pre-empted by applicable federal law and in January 1993 the United States Supreme Court declined to review the ruling by the court of appeals. In 1992, the California Supreme Court refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholders over-the-limit and late payment fees violated California laws that require banks to limit such charges to their costs. In July 1993, a California trial court held in a class action against First Interstate Bank that First Interstate Bank's credit card late payment and over-the-limit fees exceeded the amount allowed under a California statute on liquidated damages, and awarded damages of approximately $14 million to the plaintiff class. First Interstate Bank appealed the decision. The California Court of Appeals upheld the determination that the fees were excessive, but reduced the judgment to approximately $5 million. The Supreme Courts of California, Colorado and New Jersey have also recently handed down decisions in similar actions. The California and Colorado Supreme Courts opined that federal law governed late fees and found for the respective defendant banks, while the New Jersey Supreme Court found that late payment fees are not interest, and that, therefore, state law is not preempted by federal law with respect to such late fees. On January 19, 1996, the United States Supreme Court accepted an appeal of the California Supreme Court decision which found that the charge in question was governed by federal law and was therefore proper. Such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to bank credit card issuers and other consumer revolving loan providers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on credit card or other consumer revolving credit accounts of residents of such states and could require credit card issuers and other consumer revolving loan providers such as the Banks to pay refunds and civil penalties with respect to charges previously imposed on accountholders in such states. Consequently, such actions could have an adverse impact on the Banks' credit card and other consumer revolving loan operations. One potential effect of any such litigation involving the Banks, if successful, would be to reduce the Portfolio Yield. If such a reduction occurs, a Pay Out Event could occur with respect to the Certificates of each Series. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws".

    Pursuant to the Pooling Agreement, if a Receivable fails to comply in all material respects with applicable requirements of law, subject to certain conditions described under "The Pooling Agreement Generally--Representations and Warranties", all Receivables in the affected Account will be reassigned to the Bank that is the owner of such Account or, in some circumstances, to the
Servicer. On the Series Issuance Date with respect to each Series and on each date of addition, each Bank has made and (with respect to future Series and designations of Additional Accounts) will make certain representations and warranties relating to the validity and enforceability of the Accounts owned by such Bank and the related Receivables. The sole remedy if any such representation or warranty is breached is that, subject to certain conditions described herein under "The Pooling Agreement Generally--Representations and Warranties", the interest of Certificateholders of all Series in the Receivables affected thereby will be reassigned to the Bank that is the owner of the related Account or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, each Bank may be obligated to accept the reassignment of all the Receivables transferred by it to the Trust, which reassignment will constitute the sole remedy available to Certificateholders with respect to any such breach. See "The Pooling Agreement Generally-- Representations and Warranties" and "--Servicer Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws".

    PAYMENTS AND MATURITY. The Receivables may be paid at any time and there is no assurance that there will be new Receivables created in the Accounts, that Receivables will be added to the Trust or that any particular pattern of accountholder repayments will occur. The actual rate of accumulation of principal with respect to a Series in a Principal Funding Account during an Accumulation Period and the rate of distribution of principal with respect to a Series during a Scheduled Amortization Period or Early Amortization Period will depend on, among other factors, the rate of accountholder repayments, the timing of the receipt of repayments and the rate of default by accountholders. As a result, no assurance can be given that the Invested Amount of a Series of Certificates will be paid on the Expected Final Payment Date, if any, with respect to such Series or that payments of principal during the Scheduled Amortization Period with respect to a Series of Certificates will equal the Controlled Amortization Amount, if any, with respect to such Series or will follow any expected pattern. Accountholder monthly payment rates with respect to the Accounts are dependent upon a variety of factors, including seasonal purchasing and payment habits of accountholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of the Accounts (which are subject to change by the Banks). No assurance can be given as to the accountholder payment rates which will actually occur in any future period.

    A decline in the amount of Receivables in the Accounts for any reason (including, the decision by accountholders to use competing sources of credit, an economic downturn or other factors) could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period with respect to such Series. The Pooling Agreement provides that the Banks will be required to make an Addition to the Trust in the event that either
(a) the Sellers' Interest is not maintained at a minimum level equal to the Required Sellers' Percentage of the sum of (i) the aggregate amount of Principal Receivables and (ii) the aggregate principal amount on deposit in the Special Funding Account (the "Required Sellers' Participation Amount") or (b) the amount of Principal Receivables in the Trust is not maintained at a minimum level equal to the excess of (i) the sum of the initial Invested Amounts of each Series then outstanding (provided that certain Series may be excluded from such calculation if the issuance of such Series will not result in a Ratings Effect) over (ii) the aggregate principal amount on deposit in the Special Funding Account and any Principal Funding Account (the "Required Principal Balance"). The "Required Sellers' Percentage" is equal to 5% but may be reduced under certain circumstances described under

"Description of the Certificates--Addition of Trust Assets". In the event that the Banks fail to make such Addition within five business days of the day on which they are required to make such Addition pursuant to the Pooling Agreement, as described under "Description of the Certificates--Addition of Trust Assets", a Pay Out Event will occur with respect to all outstanding Series.

    LIMITED NATURE OF RATING. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling Agreement and the related Supplement and will be based primarily on the value of the Receivables in the Trust and the availability of any Series Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. Further, the available amount of any Credit Enhancement or other Series Enhancement with respect to any such Series or Class will be limited and will be subject to reduction from time to time as described in the related Prospectus Supplement. The rating of the Certificates of a Class or Series will not be a recommendation to purchase, hold or sell such Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

    BOOK-ENTRY REGISTRATION. Unless otherwise stated in the related Prospectus Supplement, the Certificates of each Series offered hereby initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Consequently, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as such term is used in the Pooling Agreement and any Supplement). Hence, until such time, Certificateholders will only be able to exercise the rights of Certificateholders indirectly through DTC, CEDEL or Euroclear and their respective participating organizations. See "The Pooling Agreement Generally--Book Entry Registration" and "--Definitive Certificates".

    SOCIAL, LEGAL, ECONOMIC AND OTHER FACTORS. Changes in credit use and payment patterns by accountholders result from a variety of economic, legal and social factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The use of incentive programs (e.g., gift awards for credit usage) may affect credit use. The Banks are unable to determine whether or to what extent changes in applicable laws or other economic or social factors will affect credit use or repayment patterns.

    COMPETITION IN THE CREDIT CARD AND CONSUMER REVOLVING LOAN INDUSTRY. The credit card and consumer revolving loan industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers. There is increased use of advertising, target marketing, pricing competition and incentive programs. Other consumer credit providers seek to enter, or expand their share of, the market. In addition, certain credit card issuers and other revolving credit providers assess periodic finance charges or other fees or charges at rates lower than the rate currently being assessed on most of the Accounts. The Banks may also solicit existing accountholders to open other revolving credit card accounts or revolving credit accounts which offer certain benefits not available under the Accounts, including lower periodic finance charges or reduced late charges and other fees or charges. If accountholders choose to utilize competing sources of credit, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to the Receivables may be affected. The Trust will be dependent upon the Banks' continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Banks do not add Additional Accounts to the Trust, a Pay Out Event could occur with respect to each Series.

    Recently, other credit card issuers have announced changes in the terms of certain of their VISA and MasterCard(1) credit cards, including lowering the fixed annual percentage rate charged on balances or converting the annual percentage rate charged on balances from a fixed per annum rate to a variable rate. In addition, other credit card issuers have recently announced "tiered" or "risk adjusted" rates under which the annual percentage rate for the issuer's most credit worthy customers would be lowered.


    In 1992, a jury in federal court in Utah held that the VISA association violated antitrust laws when it denied membership in VISA to a subsidiary of Sears, Roebuck and Co., on the basis that another Sears subsidiary is the issuer of the Discover credit card, a competitor of the VISA credit card. In September 1994, the U.S. Court of Appeals reversed the trial court's decision upholding the verdict, holding that VISA's conduct did not violate the antitrust laws. The U.S. Court of Appeals denied Dean Witter, Discover & Co.'s motion for a rehearing EN BANC and, on June 19, 1995, the United States Supreme Court refused to review the decision of the Court of Appeals. While the United States Supreme Court refused to review the Court of Appeals decision with regard to Dean Witter, Discover & Co.'s antitrust claims, the case is continuing on Dean Witter, Discover & Co.'s state law claims and VISA's counterclaims. A final decision against VISA could result in increased competition among issuers of VISA and MasterCard credit cards and thereby have adverse consequences for members of the VISA and MasterCard associations, such as the Banks.


    THE ABILITY OF THE BANKS TO CHANGE TERMS OF THE ACCOUNTS. Pursuant to the Pooling Agreement, the Banks do not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owners of the Accounts, the Banks will have the right to determine the periodic finance charge, the fees and the other charges which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the periodic finance charge or other fees or charges applicable to the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period with respect to such Series, as well as decreased protection to Certificateholders against charged-off Accounts. Under the Pooling Agreement, each Bank has agreed that, unless required by law or unless, in its sole discretion, such Bank deems it necessary to maintain on a competitive basis its lending business, it will not reduce the annual percentage rate of the monthly periodic finance charge assessed on the Receivables or reduce other fees on the Accounts, if as a result of such reduction, either its reasonable expectation is that such reduction will, based on the facts known at such time, cause a Pay Out Event to occur with respect to a Series or such reduction is not applied to any comparable segment of consumer revolving credit accounts owned by such Bank which have characteristics the same as or substantially similar to the Accounts. In addition, each Bank, subject to compliance with applicable laws, may in its sole discretion change the other terms of its Accounts, if such change is made applicable to any comparable segment of consumer revolving credit accounts owned by the Bank which have characteristics the same as, or substantially similar to, such Accounts. Except as specified above, there are no restrictions on the Banks' ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace, including recent announcements by other credit card issuers lowering annual percentage rates, or prudent business practice might not result in a determination by the Banks to decrease customer finance charges or otherwise take actions which would change any Account terms. See "--Competition in the Credit Card and Consumer Revolving Loan Industry". In servicing the Accounts, the Servicer is required to apply its usual and customary servicing procedures for servicing receivables comparable to the Receivables and to act in accordance with the Banks' written policies and procedures relating to the operation of their consumer revolving lending business (the "Lending Guidelines").

    CONTROL. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling Agreement or the related Supplement. However, under certain circumstances, the consent or approval of a specified percentage of the aggregate unpaid principal amount of the Certificates of all outstanding Series will be required to direct certain actions,

- --------------
(1) VISA and MasterCard are registered trademarks of VISA U.S.A. Inc. and MasterCard International Incorporated, respectively.

including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling Agreement under certain circumstances and directing a reassignment of the entire portfolio of Accounts. In addition, following the occurrence of an Insolvency Event with respect to a Bank, the Trust Assets will be liquidated unless the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, if a Series includes more than one Class, each Class of such Series (along with each other holder of the Banks' Certificate and, to the extent provided in the Supplement for any Series, any Credit Enhancer) direct the Trustee not to sell or otherwise liquidate the Receivables. Further, in certain cases (including with respect to certain amendments described under "The Pooling Agreement Generally--Amendments"), when determining whether the required percentage of Certificateholders of a Series have given their approval or consent, all the Certificateholders of such Series will be treated as a single class (whether or not such Series includes more than one Class). Accordingly, one or more Classes of Certificateholders may have the power to determine whether any such action is taken without regard to the position or interests of other Classes of Certificateholders relating to such action.


              THE BANKS' CREDIT CARD AND CONSUMER LENDING BUSINESS

BUSINESS OVERVIEW


    Each of the Banks is a national banking association and a wholly-owned subsidiary of Providian Bancorp, Inc., which is in turn a wholly-owned subsidiary of Providian Corporation. The Banks and their affiliates are engaged in secured and unsecured consumer lending nationwide and related businesses, principally through direct mail and telemarketing. The Banks' receivables portfolio consists primarily of unsecured consumer loans for which the credit extension vehicle is a check or credit card. Although the Banks are members of both VISA U.S.A. Inc. and MasterCard International Incorporated, they have historically originated and serviced primarily VISA accounts. FDNB also has a non-credit card revolving credit product ("Capital Cash"(2)), and home loan, secured credit card and insurance premium financing products. Accounts opened under the secured credit card, home loan and insurance premium financing programs are not included in the First Deposit Portfolio discussed herein.



    The portfolio of unsecured consumer credit accounts under management by the Banks or their affiliates is referred to herein as the "First Deposit Portfolio". Primary servicing for the First Deposit Portfolio is provided by Providian National Bancorp, a wholly-owned subsidiary of Providian Bancorp, Inc. Based on the total balances in the First Deposit Portfolio, the Banks are among the largest credit card issuers in the United States.


    Receivables transferred and to be transferred by the Banks to the Trust pursuant to the Pooling Agreement are generated from transactions made and cash advances obtained by accountholders under certain credit card accounts and certain Capital Cash accounts. The credit card receivables currently in the Trust were predominantly generated under the VISA U.S.A. Inc. program. Capital Cash is an open-end revolving line of credit with a predetermined credit line accessible primarily through checks and is designed for those individuals who prefer using checks rather than credit cards. Its credit approval process and product features are substantially similar to those used by the Banks for credit cards. All credit card and Capital Cash accounts in the First Deposit Portfolio (other than certain accounts purchased from third party originators, which are not currently included in the Trust Portfolio) were originated using the Banks' account opening procedures. Certain of the accounts were originated by First Deposit Savings Bank, a former affiliate of the Banks.


    Each of the Banks uses substantially similar account origination, acquisition and servicing procedures. The Banks primarily use their affiliate, Providian National Bancorp, and third party vendors in the process of originating and servicing the accounts. Account set-up, telemarketing, customer service, collection activities and certain data processing services are performed primarily at operations centers located in the San Francisco Bay area. Other data processing functions are handled by Total System Services, Inc. ("Total System"), a Columbus, Georgia-based company. Total System is the nation's second largest credit card

- --------------

(2) Capital Cash is a registered servicemark of Providian Bancorp, Inc.

processing company. Total System is responsible for processing merchants' credit slips (drafts), issuing and encoding cards and authorizing accountholder purchases for merchants. Total System also sends monthly billing statements, stores customer data files, updates master files daily and provides master file tapes each month. The credit card and Capital Cash accounts owned by the Banks were principally generated through direct mail solicitations sent to a pre-screened list of prospective accountholders, followed by credit verification and telemarketing support. The Banks' underwriting, telemarketing, customer service and collection procedures, described below, are subject to refinement and change as the competitive environment, industry practice, legal requirements or the Banks' business objectives may require. In addition, the Banks or their affiliates may acquire accounts originated by third parties from time to time in the future.

UNDERWRITING PROCEDURES


    The Banks' credit screening process begins with a "prescreening" review which identifies consumers who are likely to be approved for a credit card or Capital Cash account with a high credit line. These consumers generally receive direct mail solicitations or solicitations by telephone. In order to establish the amount of the customer's credit line, responses from applicants are subject to a "back-end" verification process in which an applicant's credit information is reviewed a second time, updated and verified against criteria established by each Bank's loan committee.



    In the prescreening process, the Banks provide a set of credit criteria directly, or indirectly through a third party, to credit bureaus. The bureaus screen their databases and generate a list of names with the desired attributes. The list is further refined by applying an additional set of targeting criteria which have been derived by the Banks from a statistical modeling of previous response patterns and charge-off experience. This final list is then statistically verified by the Banks to ensure that the list complies with the criteria supplied.



    Those persons who receive the solicitations must respond in writing or by telephone to initiate the back-end verification process. Once the response is received and current credit bureau reports obtained, the applicant's credit history and other attributes are checked against the originating Bank's underwriting criteria. In November 1991, the Federal Financial Institutions Examination Council adopted a policy statement that requires a firm offer of credit be made to each person who meets prescreening criteria. As a result, the Banks provide each person who responds to a prescreened solicitation within the time period specified in the solicitation an opportunity to accept a line of credit with a credit limit of at least $300. Each applicant whose credit history and other attributes meet all of the underwriting criteria is offered a higher line of credit. Each of the Initial Accounts and the Additional Accounts previously designated pursuant to the Pooling Agreement were opened with credit lines in excess of $300.



    Each accountholder is subject to an agreement governing the terms and conditions of the account. Pursuant to such lending agreement, the Bank that owns the account reserves the right to change or terminate any terms, conditions, services or features of the account (including increasing or decreasing monthly periodic charges, other charges or minimum payments). By their terms, the lending agreements are governed by New Hampshire law. Credit limits are adjusted periodically based upon the relevant Bank's continuing evaluation of an accountholder's credit behavior.



    In 1991, PNB acquired a portfolio of MasterCard accounts. Those accounts were originally opened using criteria established by the institution from which the accounts were purchased and were selected by PNB based on a credit scoring formula acceptable to PNB. None of the receivables in such acquired accounts are currently included in the Receivables transferred to the Trust, although they may be added to the Trust at some time in the future. Other portfolios of consumer revolving credit accounts may be purchased by the Banks from other institutions and added to the Trust from time to time, using credit screening procedures and criteria acceptable to the acquiring Bank.


TELEMARKETING AND CUSTOMER SERVICE


    The Banks believe that customer contact must be quickly established to take advantage of additional marketing opportunities, verify application information and assist in the collections process. Customer service is currently available to most customers 24 hours a day, seven days a week (excluding certain holidays). Customer service representatives have on-line access to the customer's account history in order to immediately resolve most questions. When charges are in dispute, each Bank's current policy is to note on the accountholder's monthly billing statements that such portion of the balance is in dispute, and such portion will not accrue finance charges pending resolution of the dispute. Multiple tracking and reporting systems are employed to ensure that service standards are achieved and maintained.


COLLECTION EFFORTS


    Efforts to collect delinquent consumer credit receivables are made by the Banks or their affiliates as well as attorneys retained in different states. Current collection practices are characterized by quick intervention upon any missed payments, automated calling systems which improve the efficiency of contacting customers and close monitoring of delinquencies and charge-offs.



    Current collection policy consists principally of the following. Statements are sent monthly and accountholders have approximately 30 days after the statement date to remit payments before an account is considered past-due. Risk assessment and segmentation models are used to determine when to contact accountholders by telephone after an account becomes past due, with an emphasis on early intervention for those accounts with the highest risk. Arrangements may be made with accountholders to extend or change payment schedules. If an accountholder either refuses to make a promise to pay, or breaks a promise to pay, collection efforts are promptly escalated to a more experienced collector, or referred to the legal collections unit for review. No new charges are authorized after an account is past due for 30 days and after two negative events (such as a refusal to pay or a broken promise to pay) the account is closed. At that point, the only objective is to collect the outstanding balance. No more than 180 days after a payment delinquency (210 days after the date of the billing statement), unless the accountholder cures the default by making a partial payment which qualifies under the relevant Bank's standards, the principal balance of the account is written off. Related interest and late fee charges are written off as a reversal of interest income. Account balances for deceased account obligors are written off when verification of no estate is obtained, or 180 days after the delinquency, whichever is earlier. Account balances for bankrupt accountholders generally are written off immediately upon verification regardless of the account's delinquency status. Since accountholders for whom a Bank receives notice of a bankruptcy filing are sometimes current in their payment up to the time of notification, these accounts may be charged off without having been delinquent.


INTERCHANGE


    Members participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing accountholders for a limited period prior to initial billing. Under the VISA and MasterCard systems, Interchange in connection with accountholder charges for merchandise and services is passed from the banks that clear the transactions for merchants to the credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange paid to the Banks will be allocated to the Trust with respect to each Monthly Period on the basis of (i) the Interchange for all accounts in the First Deposit Portfolio and (ii) the percentage equivalent of the ratio that the amount of accountholder charges for merchandise and services for the Accounts bears to the total amount of accountholder charges for merchandise and services for all accounts in the First Deposit Portfolio, in each case for such Monthly Period. The Banks will be required, pursuant to the terms of the Pooling Agreement, to transfer to the Trust for the benefit of Certificateholders the aforementioned percentage of the Interchange. This percentage is an estimate of the actual Interchange paid to the Banks from time to time in respect of the Accounts and may be more or less than the actual amount of Interchange so paid. Interchange transferred to the Trust will be included in Finance Charge Receivables pursuant to the Pooling Agreement for purposes of determining the amount of Finance Charge Receivables and allocating collections and payments thereof to the Certificateholders. Unless otherwise specified in the related Supplement, Interchange attributable to the Accounts as determined above will also be included in Finance Charge Receivables for purposes of calculating the Portfolio Yield.

                                  THE ACCOUNTS

GENERAL

    The Receivables arise in certain Eligible Accounts (the "Trust Portfolio") selected by the Banks from the First Deposit Portfolio as described below.


    The Banks' accounts are grouped into "rollouts" for purposes of administrative convenience. A rollout represents a group of accounts established from replies to a specific solicitation program. Each rollout has a discrete set of targeting criteria corresponding to it. Product solicitations for a particular rollout are made within a discrete period, normally two to four weeks in length. The Accounts presently included in the Trust consist of all the accounts contained in certain rollouts designated by each of the Banks, including Accounts for which Receivables have been charged off as uncollectible prior to their addition to the Trust in accordance with the Banks' normal servicing policies. Receivables in charged-off Accounts are deemed to have a zero balance and the Trust owns only the right to receive recoveries with respect to such Receivables.


    Although the characteristics (including loss experience) of a particular rollout may differ from those of the First Deposit Portfolio as a whole, the Banks have selected the Accounts presently included in the Trust by rollouts with the objective of obtaining a representative cross-section of the available Eligible Accounts in the First Deposit Portfolio. The Banks believe that, collectively, the Accounts presently included in the Trust are representative of the Accounts in the First Deposit Portfolio.

    Each Bank has transferred and will transfer to the Trust all Receivables existing in each Account owned by it on the date of transfer to the Trust and all Receivables generated in such Accounts after such date. All monthly calculations with respect to such Accounts are computed based on activity occurring during a calendar month (each a "Monthly Period"). Pursuant to the Pooling Agreement, the Banks severally have the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to designate from time to time additional qualifying VISA or MasterCard consumer revolving credit card accounts, Capital Cash accounts and other consumer revolving credit accounts owned by the designating Bank to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. These Accounts must be Eligible Accounts as of the date the relevant Bank designates such accounts as Additional Accounts. Since the Trust Cut-Off Date, the Banks have conveyed to the Trust Receivables in certain Additional Accounts in accordance with the provisions of the Pooling Agreement. In addition, as of the Trust Cut-Off Date (or as of the addition date) and on the date any new Receivables are created, each Bank will represent and warrant to the Trust that each of the Receivables in any Account or Additional Account owned by such Bank which is conveyed to the Trust on such day meets the eligibility requirements specified in the Pooling Agreement. See "The Pooling Agreement Generally--Representations and Warranties". However, there can be no assurance that all the Accounts will continue to meet the applicable eligibility requirements throughout the life of the Trust.

    Subject to certain limitations and restrictions, each Bank may also designate certain Accounts owned by it the Receivables in which will be removed from the Trust. In such case, the Receivables in the Removed Accounts will be reassigned to such Bank. Throughout the term of the Trust, the Trust Portfolio will consist of the Initial Accounts, plus any Additional Accounts, and minus any Removed Accounts.


    Additional Accounts designated after the date hereof may be accounts of a different type from those previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts the Receivables in which have been conveyed previously to the Trust. Moreover, such Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described below. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described herein as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield. The Banks intend to file with the Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the Accounts.

BILLING AND PAYMENTS

    The following is information with respect to the billing and payment characteristics generally applicable to the accounts owned by the Banks.


    Monthly billing statements are sent by the Banks to active accountholders. All the accounts currently require a minimum monthly payment, generally equal to at least 2% of the new balance shown on the statement, plus any amount that is past-due and any amount by which the new balance exceeds the accountholder's credit limit. The payment due will not be less than $15.00 (unless the new balance is less than $15.00, in which case the payment due will be the amount of the new balance).



    Finance charges are posted to the accounts at the end of each monthly billing cycle. A daily finance charge is calculated by multiplying the daily balance on the account by the applicable daily periodic rate. For the majority of accounts, there is no grace period during which accountholders may avoid monthly periodic charges on purchases or cash advances.


    The daily balance is figured by taking the previous day's balance (including the daily finance charge) and adding all debits and subtracting all credits for the current day. The average daily balance can be figured by adding each day's balance (including the daily finance charge) and dividing by the number of days in the billing cycle. This average daily balance can be multiplied by the number of days in the billing cycle and the daily periodic rate to determine the total finance charge for the billing cycle.


    The annual percentage rates for cash advances and purchases are fixed or variable and generally range from 10.9% to 21.9%. The majority of balances that have a fixed rate have an annual percentage rate of 21.9%. Some accountholders are offered a reduced annual percentage rate for an introductory period and the annual percentage rate on some accounts may be lower or higher than those generally offered by the Banks. For an additional fee, certain accountholders have subscribed to a credit protection feature pursuant to which the accountholder's obligation to make payments and the accrual of finance charges will be suspended in limited circumstances.



    The Banks typically charge accounts certain additional fees, generally ranging up to $18.00, including: (i) a late fee, if the relevant Bank does not receive the required minimum monthly payment by the statement cycle date (five days after the payment due date shown on the monthly billing statement); (ii) a returned payment check fee, for each accountholder check received by the relevant Bank and not paid by the accountholder's bank; (iii) an over-limit fee (excepting Capital Cash accounts), if the new balance of an account exceeds the accountholder's stated credit limit before addition of a new finance charge or other fees on the billing date; and (iv) for most accounts, a returned check fee for any check written on the account that the relevant Bank returns unpaid. Any of these fees may be waived or modified at any time.



    The Banks generally do not charge an annual fee on an accountholder's account. However, a substantial number of accountholders obtain an initial cash advance or transfer existing balances at the time the account is opened. The Banks reserve the right to modify the terms of any account to charge an annual fee or other types of fees.



    Payments by accountholders to the Banks on the accounts are processed and applied first to finance charges, then to any fees billed to the account, then to principal, and then to any unbilled principal. Any excess creates a credit balance. Finance charges are billed as of the last day of an account's billing cycle. Principal receivables are posted daily. Any payments applied to principal will generally be applied to principal receivables relating to purchases, and then to principal receivables relating to cash advances.



    Annual percentage rates, fees and other charges may increase or decrease from current levels. The lending agreements governing the accounts permit the Banks to change the foregoing rates and terms at any time after an applicable notice period. There can be no assurance that annual percentage rates, fees and other charges will remain at current levels in the future. See "Risk Factors--The Ability of the Banks to Change Terms of the Accounts".

                                   THE BANKS

    Each of the Banks is a wholly-owned subsidiary of Providian Bancorp, Inc. (formerly known as First Deposit Corporation) which is in turn a wholly-owned subsidiary of Providian Corporation (formerly known as Capital Holding Corporation), a publicly owned consumer financial services company which is principally engaged in the insurance, investment management and banking businesses. FDNB is a national bank regulated by the Office of the Comptroller of the Currency. Under the Competitive Equality Banking Act passed in August 1987, FDNB operates under the non-transferable grandfather rights provided its owners. PNB is a nationally chartered credit card bank regulated by the Office of the Comptroller of the Currency. Under the Bank Holding Company Act, PNB is authorized to engage only in credit card operations.


    The principal executive offices of FDNB are located at 295 Main Street, Tilton, New Hampshire 03276, the principal executive offices of PNB are located at 53 Regional Drive, Concord, New Hampshire 03301, and the principal executive offices of Providian Bancorp, Inc. are located at 88 Kearny Street, San Francisco, California 94108. Providian Bancorp, Inc. expects to move its offices on or about June 3, 1996 to 201 Mission Street, San Francisco, California 94105.


                                USE OF PROCEEDS

    Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of the Certificates of any Series offered hereby will be paid to the Banks and will be used for the Banks' general corporate purposes.

                                   THE TRUST

    The Trust, as a master trust, previously has issued other Series and is expected to issue additional Series from time to time. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing Series of Certificates and the Banks' Certificate and making payments thereon and related activities. As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets. The Trust is administered in accordance with the laws of the State of New York.

    The Banks have conveyed to the Trust, without recourse, their respective interests in all Receivables arising under the Accounts. The Trust Assets consist of the Receivables, all monies due or to become due thereunder, the proceeds of the Receivables, and certain Interchange attributable to accountholder charges for goods and services in certain of the Accounts, all monies on deposit in the Collection Account and in certain accounts maintained for the benefit of the Certificateholders, any Participations included in the Trust, funds collected or to be collected with respect to such Participations and any Series Enhancements. The Trust Assets are expected to change over the life of the Trust as revolving credit card accounts, other revolving credit accounts and related assets become subject to the Trust and as Accounts are closed, charged off or removed and are no longer subject to the Trust. Pursuant to the Pooling Agreement, the Banks will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as Trust Assets Receivables arising in Additional Accounts or, in lieu thereof or in addition thereto, Participations. See "Description of the Certificates--Addition of Trust Assets". In addition, the Banks will have the right to remove from the Trust Receivables arising in designated Accounts as described herein under "Description of the Certificates--Removal of Accounts".

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates of a Series will be issued pursuant to the Pooling Agreement, and a Supplement thereto relating to such Certificates, among the Banks, as sellers of their respective interests in the Receivables, FDNB, as servicer of the Accounts, and the Trustee; the Pooling Agreement and each Supplement with respect to any Series offered hereby will be substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Description of the Certificates--New Issuances". The Trustee will provide a copy of the Pooling Agreement (without exhibits or schedules), including any Supplements, to Certificateholders upon written request. The following summary describes certain terms generally applicable to the Certificates of each Series and is qualified in its entirety by reference to the Pooling Agreement and the applicable Supplement.

    The Certificates of each Series offered hereby will initially be represented by one or more certificates registered in the name of the nominee of DTC
(together with any successor depository selected by the Banks, the "Depository"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series offered hereby will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Banks have been informed by DTC that DTC's nominee will be Cede. See "The Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates".

    The Certificates of each Series offered hereby will evidence undivided interests in the Trust Assets allocated to the Certificateholders' Interest of such Series, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal with respect thereto as described in the related Prospectus Supplement.

INTEREST

    Interest will accrue on the Invested Amount of the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to make interest payments to Certificateholders of such Series on each Interest Payment Date specified with respect thereto in the related Prospectus Supplement, provided that if an Early Amortization Period commences with respect to such Series, thereafter interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more Interest Funding Accounts and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest Funding Account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an Interest Funding Account will be paid to, or at the direction of, the Banks except as otherwise specified in any Supplement. Interest with respect to the Certificates of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL

    The Certificates of each Series will have a Revolving Period during which collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series will be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series or the Banks. Unless an Early Amortization Period commences with respect to a Series, following the Revolving Period with respect to such Series, such Series will have either an Accumulation Period or a Scheduled Amortization Period.

    During the Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be deposited on each Distribution Date in a Principal Funding Account and used to make principal distributions to the Certificateholders of such Series when due. The amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to a Controlled Deposit Amount equal to a Controlled Accumulation Amount specified in the related Prospectus Settlement plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

    During the Scheduled Amortization Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be used on each Distribution Date to make principal distributions to any Class of Certificateholders then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to a Controlled Distribution Amount equal to a Controlled Amortization Amount specified in the related Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

    During the Early Amortization Period with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period with respect to a Series, distributions of principal to Certificateholders of such Series will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date. See "Series Provisions--Pay Out Events" for a discussion of the events which might lead to the commencement of the Early Amortization Period with respect to a Series.

    Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments and may be subject to a guarantee or guaranteed investment contract or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates offered hereby at the end of an Accumulation Period with respect thereto, such Class may be subject to a maturity liquidity facility or other similar mechanism specified in the relevant Prospectus Supplement.

ADDITION OF TRUST ASSETS


    If, as of the close of business on the last business day of any Monthly Period, either (a) the Sellers' Interest is less than the Required Sellers' Participation Amount or (b) the amount of Principal Receivables in the Trust is less than the Required Principal Balance, the Banks shall, on or prior to the close of business on the 10th business day following such day, unless the Sellers' Interest equals or exceeds the Required Sellers' Participation Amount or the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance, as the case may be, as of the close of business on any day after the last business day of such Monthly Period and prior to such 10th day, make an Addition to the Trust such that, after giving effect to such Addition, the Sellers' Interest is at least equal to the Required Sellers' Participation Amount and the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance. An "Addition" will consist of (i) receivables arising in Eligible Accounts owned by a Bank or (ii) participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by a Bank or any affiliate thereof and collections thereon ("Participations"). The addition of Participations to the Trust pursuant to this paragraph will be effected by an amendment to the Pooling Agreement which will not require the consent of Certificateholders. The Banks may, upon 30 days' prior notice to the Trustee, the Rating Agency and certain providers of Series Enhancement, reduce the Required Sellers' Percentage, PROVIDED that (a) such reduction will not result in a Ratings Effect and (b) each Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of such Bank, such reduction will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series; and PROVIDED FURTHER that the Required Sellers' Percentage shall never be less than 2%. In addition, the Banks may from time to time, at their sole discretion, subject to the conditions described below, voluntarily make an Addition to the Trust.

    Each Bank may designate, from time to time, at its sole discretion, Eligible Accounts to be included as Accounts ("Automatic Additional Accounts"), subject to the limitations specified in this paragraph. If the aggregate number of Automatic Additional Accounts designated to be included as Accounts plus the number of Accounts added pursuant to the preceding paragraph without prior review by the Rating Agency with respect to any of the three consecutive Monthly Periods beginning in January, April, July and October of each calendar year would exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence or the number of such Accounts designated during any twelve-month period would exceed 20% of the number of Accounts as of the first day of such twelve-month period (the "Aggregate Additional Limit"), then no Automatic Additional Accounts may be added during such periods without the consent of the Rating Agency. On or before each Distribution Date, the Banks shall have delivered to the Trustee, the Rating Agency and certain providers of Series Enhancement an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding Monthly Period confirming the validity and perfection of each transfer of such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Banks to designate Automatic Additional Accounts will be suspended until such time as the Rating Agency otherwise consents in writing. The addition to the Trust of Receivables in Automatic Additional Accounts will be subject to the further condition that revolving credit card accounts or other revolving credit accounts either (i) not originated by a Bank or any affiliate of a Bank or (ii) of a type not included in the Accounts at the time of their addition may only be designated as Automatic Additional Accounts upon compliance with the conditions described below with respect to Additions. Automatic Additional Accounts and Accounts relating to any Addition are collectively referred to herein as "Additional Accounts".

    In connection with an Addition, the Banks will convey to the Trust the Receivables arising in Additional Accounts and Participations subject to the following conditions, among others (provided that the following conditions (other than the delivery of a written assignment and a computer file or microfiche list as described in clause (b)) shall not apply to the transfer to the Trust of Receivables in Automatic Additional Accounts): (a) on or before the tenth business day immediately preceding such Addition, each Bank which owns any such Additional Account or is transferring any such Participation to the Trust shall have given the Trustee, the Servicer, the Rating Agency and certain providers of Series Enhancement written notice that the Receivables arising in the Additional Accounts or Participations will be included as Trust Assets; (b) on or before the date on which any such Receivables are added to the Trust, each such Bank shall have delivered to the Trustee a written assignment and a computer file or microfiche list containing a true and complete list of the related Additional Accounts specifying for each such Account its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) in the case of an Addition other than a required Addition, the Trustee shall have received confirmation from the Rating Agency that such Addition will not result in a Ratings Effect; (d) in the case of a required Addition which exceeds the Aggregate Additional Limit, the Banks shall have provided the Rating Agency with 15 days, prior written notice and the Rating Agency shall not have notified the Banks that such addition would result in a Ratings Effect; and (e) prior to or on the date any such Receivables or Participations are added to the Trust, each such Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that any related Additional Accounts are Eligible Accounts and that such Bank reasonably believes that (i) such Addition will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series and (ii) in the case of Additional Accounts, no selection procedure was utilized by such

Bank which would result in a selection of Additional Accounts (from the available Eligible Accounts owned by such Bank) that would be materially adverse to the interests of the Certificateholders of any Series as of the date of the addition.

    The Banks may direct that the Principal Receivables in the Additional Accounts be treated as Principal Receivables outstanding on the last day of the Monthly Period preceding the Monthly Period in which the Addition is made for purposes of calculating Floating Allocation Percentages and Principal Allocation Percentages for the Monthly Period of such Addition. Such direction may be made on the date of addition subject to the condition that all collections with respect to the Additional Accounts for the period from the last day of the preceding Monthly Period through the date of addition must be deposited in the collection Account on the date of addition. Following any such Addition, the Servicer will allocate collections for the balance of such Monthly Period, including the collections deposited on the date of addition, to the Certificateholders' Interest of each Series and the Sellers' Interest so that each interest receives the same allocations of Finance Charge Receivables, Principal Receivables and Defaulted Amounts that it would have received if such Additional Accounts had been included in the Trust for the entire Monthly Period in which the Addition occurred.

    Affiliates of the Banks may originate or acquire portfolios of revolving credit card accounts or other revolving credit accounts the receivables in which may be participated to the Banks and sold to the Trust. Such a sale of receivables to the Trust will be subject to the conditions described above relating to Additions.

    Additional Accounts or Participations may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a later date or were part of a portfolio of revolving credit card accounts or other revolving credit accounts which were not part of the First Deposit Portfolio as of the Trust Cut-Off Date or which were acquired from another institution. Moreover, Additional Accounts and accounts included in Participations may not be accounts of the same type previously included in the Trust. See "The Pooling Agreement Generally--Representations and Warranties". Consequently, there can be no assurance that such Additional Accounts or Participations will be of the same credit quality or have the same payment characteristics as the Initial Accounts or the Additional Accounts previously included in the Trust.

    Additional Accounts of a type different than the Initial Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts which have been designated as Finance Charge Receivables and Principal Receivables herein and Participations may be added to the Trust as Additions. In either case, the Servicer will designate the portions of funds collected or to be collected in respect of such Receivables or Participations to be treated for purposes of the Pooling Agreement as Principal Receivables and Finance Charge Receivables.

REMOVAL OF ACCOUNTS

    On any day of any Monthly Period each Bank shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Removed Accounts owned and designated by such Bank, upon satisfaction of the following conditions: (a) on or before the fifth business day (the "Removal Notice Date") immediately preceding the date upon which the Receivables in such Accounts are to be removed from the Trust, such Bank shall have given the Trustee, the Servicer, the Rating Agency and certain providers of Series Enhancement written notice of such removal specifying the date for removal of the Removed Accounts (the "Removal Date"); (b) on or prior to the date that is ten business days after the Removal Date, such Bank shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) such Bank shall have represented and warranted as of each Removal Date that the list of Removed Accounts delivered pursuant to clause (b) above, as of the Removal Date, is true and complete in all material respects; (d) the Trustee shall have received confirmation from the Rating Agency that such removal will not result in a
Ratings Effect; (e) such Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the Removal Date, to the effect that such Bank reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by such Bank which would result in a selection of Removed Accounts that would be materially adverse to the interests of the Certificateholders of any Series as of the Removal Date; and (f) as of the Removal Notice Date, either (i) the Receivables in the Accounts owned by such Bank are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such Receivables is not more than 60 days or (ii) the Receivables in the Accounts owned by such Bank are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed 90 days.

    Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the relevant Bank a written reassignment and shall be deemed to sell, transfer, assign, set over and otherwise convey to such Bank or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof.

NEW ISSUANCES

    The Pooling Agreement provides that, pursuant to any one or more Supplements, the Banks may direct the Trustee to issue from time to time new Series subject to the conditions described below (each such issuance a "New Issuance"). Each New Issuance will have the effect of decreasing the Sellers' Interest to the extent of the Invested Amount of such new Series. Under the Pooling Agreement, the Banks may designate, with respect to any newly issued
Series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust (the "Invested Amount"); (iii) its certificate rate (or formula for the determination thereof); (iv) the interest payment date or dates (the "Interest Payment Dates") and the date or dates from which interest shall accrue; (v) the method for allocating collections to Certificateholders of such Series; (vi) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Series Enhancement with respect thereto; (ix) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors; (x) the Series Termination Date;
(xi) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class;
(xii) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a global certificate will be paid); (xiii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) the Group, if any, in which such Series will be included; and (xvi) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Banks, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. The Banks may offer any Series to the public under a Prospectus Supplement or other Disclosure Document in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution". Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Banks. The Banks intend to offer, from time to time, additional Series.

    The Pooling Agreement provides that the Banks may designate Principal Terms such that each Series has an Accumulation Period or a Scheduled Amortization Period which may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Accumulation Period or Scheduled Amortization Period while other Series are not. Collections of Principal Receivables otherwise allocable to a Series which is not amortizing or accumulating principal will be treated as Shared Principal Collections and reallocated to a Series which is amortizing or accumulating principal. Moreover, each Series may have the benefits of Series Enhancements issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Banks may deliver a different form of Series Enhancement agreement. The Banks also have the option under the Pooling Agreement to vary among Series the terms upon which a Series may be repurchased by the Banks or remarketed to other investors. There is no limit to the number of New Issuances that the Banks may cause under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

    Under the Pooling Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the New Issuance is to occur, the Banks shall have given the Trustee, the Servicer, the Rating Agency and certain providers of Series Enhancement written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Banks shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling Agreement other than the Trustee;
(c) the Banks shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement; (d) the Trustee shall have received confirmation from the Rating Agency that such New Issuance will not result in a Ratings Effect; (e) the Banks shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the date upon which the New Issuance is to occur, to the effect that the Banks reasonably believe that such issuance will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series; (f) the Banks shall have delivered to the Trustee, the Rating Agency and certain providers of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal income tax purposes (x) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation,
(y) such New Issuance will not affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance and (z) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders or the Trust (an opinion of counsel to the effect referred to in clauses (x), (y) and (z) with respect to any action is referred to herein as a "Tax Opinion"); (g) the Banks' remaining interest in Principal Receivables shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the New Issuance is to occur after giving effect to such issuance; (h) the sum of the Invested Amounts to be used in calculating the Floating Allocation Percentages of all outstanding Series shall not exceed the amount of Principal Receivables to be used in calculating such Floating Allocation Percentages, in each case as of the date of the New Issuance and after giving effect to such New Issuance; and (i) any other conditions specified in any Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Banks the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

COLLECTION ACCOUNT

    The Servicer maintains for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from the Rating Agency in one of its generic credit rating categories which signifies investment grade. "Eligible Institution" means a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof which at all times (a) has either (i) a long-term unsecured debt rating of A2 or better by

Moody's Investors Service, Inc. ("Moody's") or (ii) a certificate of deposit rating of P-1 by Moody's, (b) has either (i) a long-term unsecured debt rating of AAA by Standard & Poor's Corporation ("Standard & Poor's") or (ii) a certificate of deposit rating of A-1+ by Standard & Poor's and (c) is a member of the FDIC. The Collection Account is currently maintained with Bankers Trust Company. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from the Rating Agency, (iii) commercial paper (or other short-term obligations) having, at the time of the Trust's investment therein, a rating in the highest rating category from the Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds which have the highest rating from, or have otherwise been approved in writing by, the Rating Agency, (vii) time deposits with an entity, the commercial paper of which has the highest rating from the Rating Agency and
(viii) any other investments approved in writing by the Rating Agency (collectively, "Eligible Investments"). Such funds may be invested in debt obligations of Providian Bancorp, Inc. or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be treated as collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in any Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling Agreement and any Supplement. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders. The Paying Agent shall initially be the Trustee.

ALLOCATION PERCENTAGES

    Pursuant to the Pooling Agreement, the Servicer will allocate among the Certificateholders' Interest of each Series and the Sellers' Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each day during any Monthly Period as follows:

       (a) collections of Finance Charge Receivables and the Defaulted Amount will at all times be allocated to the Certificateholders' Interest of a Series based on the Floating Allocation Percentage of such Series; and

       (b) collections of Principal Receivables will at all times be allocated to the Certificateholders' Interest of such Series based on the
    Principal Allocation Percentage of such Series.

    The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Certificateholders' Interest of any Series as described above will be allocated to the Sellers' Interest.

DEPOSITS IN COLLECTION ACCOUNT

    For as long as (i) FDNB remains the Servicer under the Pooling Agreement and
(ii) either (x) FDNB, as the Servicer, provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to the Rating Agency (as evidenced by a letter from the Rating Agency to the effect that no Ratings Effect would occur) or (y) FDNB, if the Collection Account is maintained with FDNB, has and maintains a certificate of deposit rating of at least A-1 and P-1 (or their equivalent) by the Rating Agency, FDNB may use for its own benefit all collections received with respect to the Receivables in each Monthly Period until the business day preceding the related Distribution Date, at which time FDNB will deposit all such collections, to the extent described below, into the Collection Account, and the Servicer will make the deposits and payments to the accounts and parties described herein and in the related Prospectus Supplement on the date of such deposit. However, if FDNB is no longer the Servicer or fails to maintain the required letter of credit covering collection risk or the required certificate of deposit rating, the Servicer will make such deposits, as described below, not later than two business days after the Date of Processing, except in the case of collections consisting of Interchange, which will be deposited not later than each Distribution Date. Whether the Servicer is required to make deposits of collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into an account established for any Series or, without duplication, distributed on the related Distribution Date or Payment Date to Certificateholders of any Series or to the issuer of any Series Enhancement pursuant to the terms of any Supplement or Series Enhancement agreement and (ii) if at any time prior to such Distribution Date or Payment Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw such excess from the Collection Account. Unless otherwise agreed by the Rating Agency, if at any time FDNB or another eligible affiliate of Providian Bancorp, Inc. is not the Servicer, the Collection Account will be moved from FDNB, if then maintained there.


    On the earlier of (i) the second business day after the Date of Processing and (ii) the day on which the Servicer deposits any collections into the Collection Account, the Servicer will pay to the Banks (a) the Banks' allocable portion of collections on Principal Receivables, provided that the Sellers' Interest in Principal Receivables on such day (after giving effect to any new Receivables transferred to the Trust on such day) is greater than zero; and (b) the Banks' allocable portion of collections on Finance Charge Receivables, except in the case of collections consisting of Interchange, the Banks' allocable portion of which will be retained by the Banks. Any amount not allocated to the Banks because the Sellers' Interest in Principal Receivables is zero will be held in the Collection Account unallocated ("Unallocated Principal Collections") until the Sellers' Interest in Principal Receivables is greater than zero (at which time such amount will be allocated to the Banks) or until an Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences for any Series (after which such amount will be treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series).


SHARED PRINCIPAL COLLECTIONS

    Collections on Principal Receivables for any Monthly Period allocated to the Certificateholders' Interest of any Series offered hereby will first be used to cover certain amounts described in the related Prospectus Supplement (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series). The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the related Prospectus Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series which are either scheduled or permitted and which have not been covered out of the investor principal collections and certain other amounts for such Series ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the Banks, PROVIDED that (a) such Shared Principal Collections will be distributed to the Banks only to the extent that the Sellers' Interest in Principal Receivables is greater than zero (see "--Deposits in Collection Account") and (b) in certain circumstances described below under "--Special Funding Account", such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of collections on Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

SPECIAL FUNDING ACCOUNT

    If, on any date, the Sellers' Interest is less than or equal to the Required Sellers' Participation Amount or the amount of Principal Receivables in the Trust is less than or equal to the Required Principal Balance, the Servicer shall not distribute to the Banks any Shared Principal Collections that otherwise would be distributed to the Banks, but shall deposit such funds in an Eligible Deposit Account established and maintained by the Servicer for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Special Funding Account"). Funds on deposit in the Special Funding Account will be withdrawn and paid to the Banks on any Distribution Date to the extent that, after giving effect to such payment, the Sellers' Interest exceeds the Required Sellers' Participation Amount and the amount of Principal Receivables in the Trust exceeds the Required Principal Balance on such date; PROVIDED, HOWEVER, that if an Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released from the Special Funding Account, deposited in the Collection Account and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series.

    Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period.

SHARING OF ADDITIONAL FINANCE CHARGES

    Any Series offered hereby may be included in a group of Series (a "Group"). Each Series in a specific Group will be entitled to share Additional Finance Charges in the manner, and to the extent, described below with each other Series, if any, in such Group. The Prospectus Supplement with respect to a Series offered hereby will specify whether such Series will be included in a Group and whether any previously issued Series have been included in such Group. Subsequently issued Series may also be included in such Group. Collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Series which is included in a Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables ("Additional Finance Charges") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group; PROVIDED, HOWEVER, that the sharing of Additional Finance Charges among Series in any Group will continue only until such time, if any, at which a Bank shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of such Bank, the continued sharing of Additional Finance Charges among Series in any Group would have adverse regulatory implications with respect to such Bank. Following the delivery by a Bank of any such certificate to the Trustee there will not be any further sharing of Additional Finance Charges among the Series in any Group. In all cases, any Additional
Finance Charges remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the Banks. While any Series offered hereby may be included in a Group, there can be no assurance that (i) any other Series will be included in such Group, (ii) there will be any Additional Finance Charges with respect to such Group for any Monthly Period or
(iii)  a Bank  will not at  any time  deliver a certificate  as described above.
While the Banks believe that, based upon applicable rules and regulations as currently in effect, the sharing of Additional Finance Charges among Series in a Group will not have adverse regulatory implications for them, there can be no assurance that this will continue to be true in the future.

FUNDING PERIOD

    For any Series, the related Prospectus Supplement may specify that during a Funding Period, an amount (the "Prefunding Account Balance") will be held in a Prefunding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Certificateholders' Interest of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Certificateholders' Interest with respect to such Series, the Initial Amount and the date by which the Certificateholders' Interest is expected to equal the Initial Amount.

    If so specified in the related Prospectus Supplement, during the Funding Period, funds on deposit in the Prefunding Account for a Series may or, under certain circumstances, must be withdrawn and paid to the Sellers to effect increases in the Certificateholders' Interest. In the event that the Certificateholders' Interest does not for any reason equal the Initial Amount by the end of the Funding Period, any amount remaining in the Prefunding Account and any additional amounts, if any, specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, monies in the Prefunding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Prefunding Account during the related Monthly Period will be withdrawn from the Prefunding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

    "Defaulted Receivables" for any Monthly Period are Principal Receivables that were charged-off as uncollectible in such Monthly Period. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to
(a) the amount of Defaulted Receivables for such Monthly Period minus (b) the sum of (i) the amount of any Defaulted Receivables included in any Account the Receivables in which either Bank or the Servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an Insolvency Event has occurred with respect to such Bank or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted), (ii) the aggregate amount of recoveries received in such Monthly Period with respect to both Finance Charge Receivables and Principal Receivables previously charged-off as uncollectible and (iii) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause
(b) over the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period. Receivables in any Account will be charged-off as uncollectible in accordance with the Lending Guidelines and the Servicer's customary and usual policies and procedures for servicing revolving credit card and other revolving credit account receivables comparable to the Receivables. The current policy of the Banks is to charge off the receivables in an account when that account becomes 180 days delinquent (210 days after the date of the related billing statement), unless the accountholder cures such default by making a partial payment which satisfies the criteria for curing delinquencies set forth in the Lending Guidelines of the relevant Bank, or, if the relevant Bank receives notice that an accountholder has filed for bankruptcy or has had a bankruptcy petition filed against it, such Bank will generally charge off the receivables in such account immediately upon verification of such filing regardless of the state of delinquency.

    If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables which have been, or are to be, reassigned to a Bank) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardholder or such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Sellers' Interest in Principal Receivables at such time to be a negative number, the Bank which transferred such Principal Receivables to the Trust shall be required to pay an amount equal to such deficiency into the Collection Account (each such payment an "Adjustment Payment" with respect to such Distribution Date). Any such Adjustment Payment will be treated as a portion of Shared Principal Collections as described under "--Shared Principal Collections".

CREDIT ENHANCEMENT

    GENERAL. For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement with respect to one or more Classes of a Series offered hereby may include a letter of credit, the establishment of a cash collateral account, a surety bond, an insurance policy or another form of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may also be provided to a Class or Classes of a Series by subordination provisions which require that distributions of principal and/or interest be made with respect to the Certificates of such Class or Classes before distributions are made to one or more Classes of such Series. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be available to more than one Class or Series to the extent described therein.

    The presence of Credit Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Certificateholders of such Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Certificateholders will experience losses. However, unless otherwise specified in the Prospectus Supplement for a Series offered hereby, the Credit Enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. In addition, if specific Credit Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

    If Credit Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Credit Enhancement. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party Credit Enhancement (the "Credit Enhancer"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and/or the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Credit Enhancement with respect to a Series offered hereby may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount") and may be entitled to the benefit of the Trustee's security interest in the Receivables, in each case subordinated to the interest of the Certificateholders of such Series.

    SUBORDINATION. If so specified in the related Prospectus Supplement, one or more Classes of a Series offered hereby may be subordinated to one or more other Classes of such Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal and/or interest on any Payment Date will be subordinated to such rights of the holders of the Certificates which are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates which are senior to such subordinated Certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates which are senior to such subordinated Certificates.

    LETTER OF CREDIT. If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the "L/C Issuer"). Subject to the terms and conditions specified in the related Prospectus Supplement, an L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

    CASH COLLATERAL ACCOUNT. If specified in the related Prospectus Supplement, the Certificates of any Class or Series offered hereby may have the benefit of a cash collateral account. A cash collateral account with respect to a Class or Series will be funded on the Series Issuance Date with respect thereto and the funds on deposit therein will be invested in Eligible Investments. The amount available to be withdrawn from a cash collateral account will be the lesser of the amount on deposit in the cash collateral account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which such withdrawals will be made from the Cash Collateral Account.

    SURETY BOND OR INSURANCE POLICY. If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Certificates offered hereby to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

    SPREAD ACCOUNT. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into an account (the "Spread Account") intended to assure the subsequent distributions of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

OTHER SERIES ENHANCEMENT

    For any Series or for any Class of any Series, there may be, in addition to Credit Enhancement, other Series Enhancement in the form of a guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of Certificateholders of such Series or Class.

PAY OUT EVENTS

    As described above, the Revolving Period with respect to a Series will continue until the commencement of the Accumulation Period or the Scheduled Amortization Period with respect thereto, which will continue until the Invested Amount of such Series shall have been paid in full or the Series Termination Date with respect to such Series occurs, unless a Pay Out Event occurs with respect to such Series prior to any of such dates. Except as otherwise provided in the related Prospectus Supplement with respect to any Series offered hereby, a "Pay Out Event" with respect to a Series refers to any of the following events and any other events specified as such in the related Prospectus Supplement:

       (a) failure on the part of either of the Banks (i) to make any payment or deposit required under the Pooling Agreement or the Supplement relating to such Series within five business days after the date such payment or deposit is required to be made or (ii) to observe or perform any other covenants or agreements of the Banks set forth in the Pooling Agreement or such Supplement, which failure has a material adverse effect on the Certificateholders of such Series and which continues unremedied for a period of 60 days after written notice; PROVIDED that no such 60-day cure period shall apply in the case of a failure by a Seller to perform its agreement to accept reassignment of Receivables which were the subject of a breached representation or warranty as described in the first paragraph under the heading "The Pooling Agreement Generally--Representations and Warranties" and that only a five day cure period shall apply in the case of a failure by a Seller to observe its covenant not to grant a security interest or otherwise intentionally create a lien on the Receivables;

       (b) any representation or warranty made by the Banks in the Pooling Agreement or the Supplement with respect to such Series or any information required to be given by the Banks to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders of such Series are materially and adversely affected; PROVIDED, HOWEVER, that a Pay Out Event shall not be deemed to occur thereunder if the relevant Bank has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling Agreement;

       (c) the occurrence of an Insolvency Event relating to either of the Banks;

       (d) a failure by a Bank to make an Addition to the Trust within five business days after the day on which it is required to make such
    Addition pursuant to the Pooling Agreement;

       (e) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

       (f) the average of the Portfolio Yields for any three consecutive Monthly Periods is less than the average of the Base Rates with respect to such Series for such Monthly Periods; the terms "Base Rate" and "Portfolio Yield" with respect to a Series offered hereby will have the meanings set forth in the related Prospectus Supplement;

       (g) the occurrence of any Servicer Default; or

       (h) either of the Banks becomes unable for any reason to transfer Receivables to the Trust in accordance with the Pooling Agreement.


    In the case of any event described in (a), (b) or (g), a Pay Out Event with respect to any Series will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Certificates of any Series to which such event relates by written notice to the Banks and the Servicer (and the Trustee, if given by the Certificateholders) declare that a Pay Out Event has occurred as of the date of such notice. See "Risk Factors--Control". In the case of any event described in clause (c), (d), (e) or (h), a Pay Out Event with respect to all Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders of any Series immediately upon the occurrence of such event. In the case of the event described in clause (f), a Pay Out Event with respect to the related Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the Determination Date following the occurrence of such event. The Early Amortization Period with respect to a Series will commence on the day on which a Pay Out Event occurs with respect thereto. Monthly distributions of principal to the Certificateholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on such first Special Payment Date to the Certificateholders of such Series. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

    In addition to the consequences of a Pay Out Event discussed above, if an Insolvency Event occurs, pursuant to the Pooling Agreement, on the day of such Insolvency Event, the Banks will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling Agreement, within 15 days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published each other holder of the Banks' Certificate and the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Credit Enhancer with respect thereto) instruct the Trustee not to dispose of or liquidate the Receivables and to continue transferring Principal Receivables as before such Insolvency Event. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the Pooling Agreement and each Series Supplement. If the sum of (a) the portion of such proceeds allocated to the Certificateholders' Interest of any Series and (b) the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders will incur a loss.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a servicing fee (the "Servicing Fee") payable monthly on each Distribution Date in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable servicing fee percentages with respect to each Series outstanding (based upon the applicable servicing fee percentage for each Series and the amount of Receivables serviced on behalf of each Series) and (b) the amount of Principal Receivables in the Trust on the last day of the prior Monthly Period. The Servicing Fee will be allocated among the Sellers' Interest, the Certificateholders' Interests of each Series and, after the Certificates of a Series have been paid in full, the interest represented by the Enhancement Investment Amount, if any, with respect to such Series. The share of the Servicing Fee allocable to the Certificateholders' Interest, which includes the Enhancement Invested Amount, if any, of a Series offered hereby with respect to any Distribution Date shall be equal to one-twelfth of the product of (A) the servicing fee percentage specified in the related Prospectus Supplement with respect to such Series (the "Series Servicing Fee Percentage") and (B) the sum of the Invested Amount with respect to such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series and the amount, if any, on deposit in the Special Funding Account allocable to such Series) and the Enhancement Invested Amount, if any, with respect to such Series as of the last day of the prior Monthly Period (the "Monthly Investor Servicing Fee"). The portion of the Servicing Fee not so allocated to the Certificateholders' Interest of a Series shall be paid by the Banks and in no event shall the Trust, the Trustee or the Certificateholders of any Series be liable for the share of the Servicing Fee to be paid by the Banks. Unless otherwise provided in any Supplement, in the case of the first Distribution Date with respect to any Series, the Monthly Investor Servicing Fee shall accrue from the Series Issuance Date with respect to such Series. The Monthly Investor Servicing Fee with respect to a Series will be funded from collections of Finance Charge Receivables allocable to such Series, and will be paid on the Distribution Date with respect to each Monthly Period from the Collection Account (unless such amount has been netted against deposits by the Servicer to the Collection Account).

    The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, expenses related to the enforcement of the Receivables, payment of the fees and disbursements of the Trustee and independent accountants and other fees which are not expressly stated in the Pooling Agreement to be payable by the Trust, the Certificateholders of a Series or the Banks (other than Federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). In the event that FDNB is acting as Servicer and fails to pay the fees and disbursements of the Trustee, the Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the

Certificateholders of a Series be liable to the Trustee for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustee will be treated as paid to the Servicer for all other purposes of the Pooling Agreement.

RECORD DATE

    Payments on the Certificates of a Series offered hereby will be made as described herein and in the relevant Prospectus Supplement to the Certificateholders in whose names the Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the last day of the calendar month preceding the date of such payment (each a "Record Date"). However, the final payment on the Certificates of a Series offered hereby will be made only upon presentation and surrender of such Certificates. Distributions will be made to DTC in immediately available funds. See "The Pooling Agreement Generally--Book-Entry Registration".

OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL

    Unless otherwise specified in the Prospectus Supplement with respect to any Series offered hereby, on any day occurring on or after the day that the sum of the Invested Amount of the Certificates of a Series and the Enhancement Invested Amount, if any, with respect to such Series is reduced to 5% or less of the initial Invested Amount of the Certificates of such Series, the Banks will have the option to repurchase the Certificateholders' Interest of such Series. The purchase price will be equal to the sum of the Invested Amount of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day, at the applicable certificate rate. Following any such repurchase, the Certificateholders of such Series will have no further rights with respect to the Receivables. In the event that the Banks fail for any reason to deposit the aggregate purchase price for the Certificateholders' Interest of a Series offered hereby, payments would continue to be made to the
Certificateholders of such Series as described herein and in the related Prospectus Supplement.

    In any event, the last payment of principal and interest on the Certificates of a Series offered hereby will be due and payable not later than the date (the "Series Termination Date") specified in the related Prospectus Supplement. In the event that the Invested Amount of the Certificates of such Series is greater than zero on the Series Termination Date (or a Distribution Date prior thereto specified in the related Prospectus Supplement), the Trustee may, subject to any conditions specified in such Prospectus Supplement, sell or cause to be sold interests in the Principal Receivables or certain Principal Receivables, together in each case with related Finance Charge Receivables, as specified in such Prospectus Supplement, in an amount equal to the sum of the Invested Amount and the Enhancement Invested Amount, if any, with respect to such Series. The net proceeds of any such sale will be deposited in the Collection Account and allocated to the Certificateholders of such Series, as provided in such Prospectus Supplement.

REPORTS

    No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent, the Rating Agency and certain providers of Series Enhancement with respect to a Series a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of such Series (unless otherwise indicated), including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount with respect to such Series (and, if such Series includes more than one Class, each such Class); (c) the Floating Allocation Percentage and, during any Accumulation Period, Scheduled Amortization Period or Early Amortization Period with respect to such Series, the Principal Allocation Percentage with respect to such Series; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (e) the aggregate outstanding balance of Accounts which were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period;
(f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (g) the amount, if any, of charge-offs with respect to the Certificateholders' Interest of such Series for such Monthly Period; (h) the Monthly Investor Servicing Fee with respect to such Series for such Monthly Period; and (i) the available amount of Credit Enhancement with respect to such Series for such Distribution Date.

    With respect to each Interest Payment Date or Special Payment Date (each, a "Payment Date"), as the case may be, the Monthly Report with respect to any Series will include the following additional information with respect to the Certificates of such Series: (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Certificates; (c) the amount of such distribution allocable to interest on the Certificates; and (d) the amount, if any, by which the unpaid principal balance of the Certificates exceeds the Invested Amount of such Series as of the Record Date with respect to such Payment Date. On each Distribution Date, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a copy of the Monthly Report.

    On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. See "Tax Matters".

LIST OF INVESTOR CERTIFICATEHOLDERS

    At such time, if any, as Definitive Certificates have been issued, upon written request of any Certificateholder or group of Certificateholders of record holding Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Certificates of a Series or all outstanding Series, as the case may be, the Trustee will afford such Certificateholders access during normal business hours to the current list of Certificateholders of such Series or all outstanding Series, as the case may be, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement or any Supplement or Certificates. See "The Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates".

    The Pooling Agreement does not provide for any annual or other meetings of Certificateholders.

                        THE POOLING AGREEMENT GENERALLY

BOOK-ENTRY REGISTRATION

    Unless otherwise specified in the related Prospectus Supplement, Certificateholders may hold Certificates of a Series offered hereby through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

    Cede, as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

    CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

    Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Tax Matters--Federal Income Tax Consequences--Non-United States Investors".

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Paying Agent or the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. It is anticipated that the only "Certificateholder" (as such term is used in the Pooling Agreement and the Supplements) will be Cede, as nominee of DTC, and that Certificateholders will not be recognized by the Trustee as "Certificateholders" under the Pooling Agreement and the Supplements. Certificateholders will only be permitted to exercise the rights of Certificateholders under the Pooling Agreement and the Supplements indirectly through DTC and its Participants which in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

    Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised the Banks that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement or the Supplements only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Banks that it will take such actions with respect to specified percentages of the
Certificateholders' Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.


    CEDEL Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.


    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement or the relevant Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

    Unless otherwise stated in the related Prospectus Supplement, the Certificates of a Series offered hereby will be issued in fully registered, certificated form to Certificateholders or their respective nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Banks advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Banks are unable to locate a qualified successor, (ii) the Banks, at their option, elect to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of any Class of such Series advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as "Certificateholders" under the Pooling Agreement and the relevant Supplement ("Holders").

    If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Holders in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Pooling Agreement and the relevant Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

    Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE BANKS' CERTIFICATE; ADDITIONAL SELLERS

    The Pooling Agreement provides that the Banks may exchange a portion of the certificate evidencing the Banks' interest in the Trust for one or more additional certificates (each, a "Supplemental Certificate") for transfer or assignment to a person designated by the Banks upon the execution and delivery of a supplement to the Pooling Agreement (which supplement shall be subject to the amendment section of the Pooling Agreement to the extent that it amends any of the terms of the Pooling Agreement; see "--Amendments"); PROVIDED that (a) such transfer will not result in a Ratings Effect, (b) the Banks' and any Additional Sellers remaining interest in Principal Receivables shall not be less in the aggregate than 2% of the total amount of Principal Receivables, in each case as of the date of, and after giving effect to, such exchange and (c) prior to such exchange, the Banks shall have delivered to the Trustee a Tax Opinion with respect to the transfer or assignment of such Supplemental Certificate. Any transfer or assignment of a Supplemental Certificate is subject to the conditions set forth in clauses (a) and (c) of the preceding sentence. The Banks may also transfer a portion of the Certificate evidencing the Banks' interest in the Trust to certain affiliates provided that the condition set forth in clause
(c) of the second preceding sentence has been satisfied.

    The Banks may designate affiliates of the Banks which may be banks, finance companies or similar organizations to be included as sellers ("Additional Sellers") under the Pooling Agreement (by means of an amendment to the Pooling Agreement which will not require the consent of any Certificateholder; see "--Amendments") and, in connection with the designation of an Additional Seller, the Banks shall surrender the Banks' Certificate to the Trustee in exchange for a newly issued Banks' Certificate modified to reflect such Additional Seller's interest in the Sellers' Interest; PROVIDED, HOWEVER, that (a) the conditions set forth in clauses (a) and (c) in the preceding paragraph with respect to a transfer of a Supplemental Certificate shall have been satisfied with respect to such designation and issuance and (b) any applicable conditions described in "Description of the Certificates--Addition of Trust Assets" shall have been satisfied with respect to the transfer of Receivables or Participations by any Additional Seller to the Trust. Following the inclusion of an Additional Seller, the Additional Seller will be treated in the same manner as a Bank and each Additional Seller generally will have the same obligations and rights as a Bank described herein.

TERMINATION OF TRUST

    Unless the Banks instruct the Trustee otherwise, the Trust will only terminate on the earlier to occur of (a) the day following the day on which the aggregate Invested Amounts and Enhancement Invested Amounts of all Series is zero (provided that the Banks shall have delivered a written notice to the Trustee electing to terminate the Trust), (b) June 1, 2014, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event as described under "Description of the Certificates--Pay Out Events", immediately following such sale, disposition or liquidation (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Certificateholders) will be conveyed and transferred to the Banks.

CONVEYANCE OF RECEIVABLES

    Pursuant to the Pooling Agreement, the Banks have sold and assigned and will sell and assign to the Trust their respective interests in all Receivables in the Initial Accounts outstanding as of the Trust Cut-Off Date, and all Receivables in the Additional Accounts as of the applicable additional cut-off date, all Receivables thereafter created under the Accounts and the proceeds of all of the foregoing.

    In connection with the transfer of any Receivables to the Trust, the Banks are required to indicate in their computer records that the Receivables have been conveyed to the Trust. In addition, the Banks have provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Initial Account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable additional cut-off date
(i) its account number and (ii) the aggregate amount outstanding and the aggregate amount of Principal Receivables in such Account. FDNB, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other revolving credit accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Banks have filed and are required to file UCC financing statements with respect to the sale of the Receivables to the Trust meeting the requirements of applicable state law. See "Special Considerations" and "Certain Legal Aspects of the Receivables".

REPRESENTATIONS AND WARRANTIES

    As of the issuance date for a Series offered hereby (the "Series Issuance Date") specified in the related Prospectus Supplement, each Bank will severally make representations and warranties to the Trust relating to the Accounts owned by it and the Receivables transferred by it to the Trust to the effect, among other things, that (a) as of the Trust Cut-Off Date (or as of the date of addition) each Account or each Additional Account was an Eligible Account, (b) as of the Trust Cut-Off Date (or as of the date of addition), each of the Receivables in any Account or Additional Account which is conveyed to the Trust on such day is an Eligible Receivable and (c) thereafter, as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If a Bank breaches any representation and warranty described in this paragraph, such breach remains uncured for 60 days, or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by such Bank or receipt of written notice of such breach by such Bank, and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then the Certificateholders' Interest in all Receivables with respect to the affected Account ("Ineligible Receivables") will be reassigned to such Bank on the terms and conditions set forth below and such Account shall no longer be included as an Account; PROVIDED, HOWEVER, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to such Bank if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Bank shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

    An Ineligible Receivable shall be reassigned to the relevant Bank on or before the end of the Monthly Period in which such reassignment obligation arises by such Bank directing the Servicer to deduct the portion of such Ineligible Receivable which is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Sellers' Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Sellers' Interest would cause the Sellers' Interest to be a negative number, on the Distribution Date following the Monthly Period in which such reassignment obligation arises,  the related  Bank will  make a deposit  into the  Collection Account in immediately available funds in an amount equal to the amount by which the Sellers' Interest would be reduced below zero. Any deposit into the Collection Account in connection with the reassignment of an Ineligible Receivable (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount") shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to a Bank is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders of any Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement. Any such Transfer Deposit Amount will be treated as a portion of Shared Principal Collections as described under "Description of the Certificates-- Shared Principal Collections".

    Each Bank will also make representations and warranties to the Trust to the effect, among other things, that as of each Series Issuance Date (a) it is a national banking association validly existing under the laws of the United States, it has the authority to consummate the transactions contemplated by the Pooling Agreement and the related Supplement and each of the Pooling Agreement and the related Supplement constitutes a valid, binding and enforceable agreement of such Bank and (b) the Pooling Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of such Bank in the Receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest under the UCC as in effect in California and New Hampshire in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders), which is effective as to each Receivable then existing on the Series Issuance Date or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust. In the event that the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the Certificateholders' Interest of all Series in the Receivables transferred to the Trust by such Bank, either the Trustee or the holders of Certificates evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of all Series, by written notice to such Bank and the Servicer (and to the Trustee if given by the holders of the requisite percentage of Certificates of all Series), may direct such Bank to accept the reassignment of the Receivables transferred by it to the Trust within 60 days of such notice, or within such longer period specified in such notice; PROVIDED, HOWEVER, that such Receivables will not be reassigned to such Bank if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Bank shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. Such Bank will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. The price for such reassignment will generally be equal to the product of (x) the aggregate Invested Amounts and Enhancement Invested Amounts of all Series on the Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all Series and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable Supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date and (y) a fraction, the numerator of which is equal to the aggregate amount of Principal Receivables in the Trust on such Distribution Date which were transferred to the Trust by such Bank and the denominator of which is equal to the aggregate amount of Principal Receivables in the Trust on such day. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of such Receivables and the principal portion of such funds and the interest portion of such funds will be deposited into the Special Funding Account and the Collection Account, respectively. If the Trustee or the requisite percentage of holders of Certificates of all Series gives a notice as provided above, the obligation of such Bank to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Certificateholders of all Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

    An "Eligible Account" is defined to mean a revolving credit card account or other revolving credit account owned by one of the Banks which as of the Trust Cut-Off Date with respect to an Initial Account or as of the addition date with respect to an Additional Account: (a) is payable in United States dollars; (b) except as provided below, has not been identified as an account the credit cards or checks, if any, with respect to which have been reported to such Bank as having been lost or stolen; (c) has an accountholder who has provided, as his or her billing address at the date such account was opened, an address located in the United States or its territories or possessions or a military address; (d) has an accountholder who has not been identified by such Bank as an employee of such Bank or any affiliate; (e) has not been, and does not have any receivables which have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the Pooling Agreement); (f) except as provided below, does not have any receivables which are Defaulted Receivables; and (g) except as provided below, does not have any receivables which have been identified as having been incurred as a result of fraudulent use of any related credit card or check. Eligible Accounts may include accounts, the receivables of which have been written off, or with respect to which the related Bank believes the related accountholder is bankrupt, or as to which certain receivables have been identified by the accountholder as having been incurred as a result of fraudulent use of any credit cards or checks, or as to which any credit cards or checks have been reported to such Bank as lost or stolen; PROVIDED, that (a) the balance of all receivables in such accounts is reflected on the books and records of such Bank (and is treated for purposes of the Pooling Agreement) as "zero", and (b) charging or check writing privileges with respect to all such accounts have been canceled in accordance with the Lending Guidelines of such Bank and will not be reinstated by such Bank or the Servicer.


    An "Eligible Receivable" is defined to mean each Receivable (a) which has arisen under an Eligible Account; (b) which was created in compliance with the Lending Guidelines and all requirements of law applicable to the relevant Bank, the failure to comply with which would have a material adverse effect on Certificateholders, and pursuant to a lending agreement which complies with all requirements of law applicable to such Bank, the failure to comply with which would have a material adverse effect on Certificateholders; (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by such Bank in connection with the creation of such Receivable or the execution, delivery and performance by such Bank of the related lending agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable; (d) as to which, at the time of its transfer to the Trust, the Banks or the Trust will have good and marketable title free and clear of all liens and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the relevant Bank is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto); (e) which has been the subject of either a valid transfer and assignment from the Banks to the Trust of all the Banks' right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust; (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the accountholder thereof, legally enforceable against such accountholder in accordance with its terms (with certain bankruptcy and equity-related exceptions); (g) which constitutes either an "account" or a "general intangible" under Article 9 of the UCC as then in effect in the states of California and New Hampshire; (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Pooling
Agreement; (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or other defense of the accountholder (including the defense of usury), other than certain bankruptcy and equity-related defenses and adjustments permitted by the Pooling Agreement to be made by the Servicer; (j) as to which such Bank has satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and (k) as to which such Bank has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein.

    It is not required or anticipated that the Trustee will make any initial or periodic general examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, compliance with the Banks' representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

INDEMNIFICATION

    The Pooling Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling Agreement.

    Under the Pooling Agreement, the Banks have agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates of any Series) arising out of or based on the arrangement created by the Pooling Agreement (to the extent that the Trust assets remaining after the Investor Certificateholders and certain providers of Series Enhancement have been paid in full are insufficient to pay such losses, claims, damages, or liabilities) as though such agreement created a partnership under the New York Uniform Partnership Act in which the Banks were general partners. In the event of a Service Transfer, the successor Servicer will indemnify and hold harmless the Banks for any losses, claims, damages and liabilities of the Banks as described in this paragraph arising from the actions or omissions of such successor Servicer.

    Except as provided in the preceding paragraph, the Pooling Agreement provides that none of the Banks, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the holders of Certificates of any Series, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling Agreement. However, none of the Banks, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

    In addition, the Pooling Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Certificates of any Series with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interest of such Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

    Pursuant to the Pooling Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with its customary and usual procedures for servicing receivables comparable to the Receivables and the Lending Guidelines.

    Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records, if any, to accountholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders of any Series and on behalf of the Trustee.

    Pursuant to the Pooling Agreement, FDNB, as Servicer, has the right to delegate any of its responsibilities and obligations as Servicer to any of its affiliates and to certain third-party service providers that agrees to conduct such duties in accordance with the Pooling Agreement and the Lending Guidelines. FDNB currently contracts with Total System and intends to continue to contract with Total System (and possibly one or more other third-party service providers) to perform certain of its servicing activities as described under

"The Banks' Credit Card and Consumer Lending Business--Business Overview". Notwithstanding any such delegation to any entity, the Servicer will continue to be liable for all of its obligations under the Pooling Agreement.

SERVICER COVENANTS

    In the Pooling Agreement, the Servicer has covenanted as to each Receivable and related Account that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account the failure to comply with which would have a material adverse effect on the Certificateholders or any provider of Series Enhancement;
(b) it will not permit any rescission or cancellation of the Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and in accordance with the Lending Guidelines; (c) it will do nothing to substantially impair the rights of the Certificateholders in the Receivables or Accounts; (d) it will not reschedule, revise or defer payments due on the Receivable except in accordance with the Lending Guidelines; and (e) except in connection with its enforcement or collection of an Account, it will take no action to cause any Receivables to be evidenced by any instruments (as defined in the UCC) and if any Receivable is so evidenced, it shall be reassigned or assigned to the Servicer as provided below.

    Under the terms of the Pooling Agreement, in the event any of the representations, warranties or covenants of the Servicer contained in clauses
(a) through (e) above with respect to any Receivable or the related Account is breached, such breach is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer or receipt by the Servicer of written notice of such event given by the Trustee, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; PROVIDED, HOWEVER, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured. If FDNB is the Servicer, such reassignment will be made on or before the Distribution Date following the Monthly Period in which such reassignment obligation arises by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Sellers' Interest. In addition, if the deduction of such Principal Receivable would reduce the Sellers' Interest below zero, FDNB as the Servicer will deposit into the Collection Account the applicable Transfer Deposit Amount described above under "--Representations and Warranties". If FDNB is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be deemed a Transfer Deposit Amount hereunder and shall be treated as a portion of Shared Principal Collections as described under
"Description  of   the   Certificates--Shared   Principal   Collections".   This
reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders of any Series if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER

    The Servicer may not resign from its obligations and duties under the Pooling Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling Agreement. Notwithstanding the foregoing, FDNB may transfer its servicing obligations to any other direct or indirect wholly-owned subsidiary of Providian Corporation (which meets certain eligibility standards set forth in the Pooling Agreement) and be relieved of its obligations and duties under the Pooling Agreement.

    Any person into which, in accordance with the Pooling Agreement, FDNB or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which FDNB or the Servicer is a party, or any person succeeding to the business of FDNB or the Servicer, will be the successor to FDNB, as servicer, or the Servicer, as the case may be, under the Pooling Agreement.

SERVICER DEFAULT

    In  the   event   of  any   Servicer   Default,  either   the   Trustee   or
Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Servicer (and to the Trustee and certain providers of Series Enhancement, if given by the Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling Agreement. If the Trustee within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Banks deliver an officer's certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Trustee shall offer the Banks the right at their option to purchase the Certificateholders' Interest for all Series. The purchase price for such a purchase shall be paid on a Distribution Date and shall generally be equal to, with respect to each Series, the higher of (a) the sum of the Invested Amount and the Enhancement Invested Amount, if any, of such Series on such Distribution Date (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series) plus accrued and unpaid interest at the applicable certificate rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the last day of the calendar month preceding such Distribution Date and (b) the sum of (i) the average bid price quoted by at least two recognized dealers for similar securities rated in the same rating category as the initial rating of the Certificates of such Series with a remaining maturity approximately equal to the remaining maturity of the Certificates of such Series and (ii) the Enhancement Invested Amount, if any, of such Series.

    The Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (a "Service Transfer"), and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. The rights and interest of the Banks under the Pooling Agreement and any Supplement in the Sellers' Interest will not be affected by any Termination Notice or Service Transfer.

    A "Servicer Default" refers to any of the following events:

       (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling Agreement or any Supplement, which is not cured within a five business day grace period;

       (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling Agreement or any Supplement which has a material adverse effect on the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues unremedied for a period of 60 days after written notice, or the Servicer delegates its duties under the Pooling Agreement, except as specifically permitted thereunder, and such delegation continues unremedied for 15 days after written notice;

       (c) any representation, warranty or certification made by the Servicer in the Pooling Agreement or any Supplement or in any certificate delivered pursuant to the Pooling Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), and which material adverse effect continues for a period of 60 days after written notice; or

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
       (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five business days or referred to under clause (b) or (c) for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five business days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling Agreement and any Supplement and the Servicer shall provide the Trustee, the Banks, certain providers of Series Enhancement and the Certificateholders of each Series prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

EVIDENCE AS TO COMPLIANCE

    The Pooling Agreement provides that on or before March 31 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Banks) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Accounts and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Pooling Agreement and the applicable provisions of each Supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

    The Pooling Agreement provides for delivery to the Trustee, the Rating Agency and certain providers of Series Enhancement on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Pooling Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

    Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

    The Pooling Agreement and any Supplement may be amended from time to time (including in connection with (x) the issuance of a Supplemental Certificate, (y) the addition of a Participation to the Trust or (z) the designation of an Additional Seller) by agreement of the Trustee and the Banks without the consent of the Certificateholders of any Series or the consent of the provider of any Series Enhancement provided that (i) each Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that such Bank reasonably believes, based on the facts known to such officer at the time of such certificate, that such amendment will not adversely affect in any material respect the interests of any such Certificateholder and (ii) such amendment will not result in a Ratings Effect.

    The Pooling Agreement and any Supplement may also be amended from time to time by the Banks, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or any Supplement or of modifying in any manner the rights of such Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of any distributions to be made to Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each Certificateholder affected (provided that an amendment of the terms of a Pay Out Event shall not be deemed to be within the scope of this clause (a)); (b) change the definition or the manner of calculating the interest of any Certificateholder without the consent of each affected Certificateholder;
(c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder; or (d) adversely affect the rating of any Series or Class by the Rating Agency without the consent of the holders of Certificates of such Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of such Series or Class. Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

TRUSTEE

    Bankers Trust Company is the Trustee under the Pooling Agreement. The Corporate Trust Department of Bankers Trust Company is located at Four Albany Street, New York, New York 10006. The Banks, the Servicer and their respective affiliates may from time to time enter into normal banking and trust relationships with the Trustee and its affiliates. The Trustee, the Banks, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by such Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

    The Trustee may resign at any time, in which event the Banks will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

    Each Bank has sold and will sell Receivables to the Trust. Pursuant to the Pooling Agreement, each Bank represents and warrants that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title and interest of such Bank in and to such Receivables, except for the interest of such Bank as a holder of the Banks' Certificate, or a grant of a security interest to the Trust in and to the Receivables. Each Bank also represents and warrants to the Trust in the Pooling Agreement that, in the event the transfer of Receivables by such Bank to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables, in existence at the time of the formation of the Trust or at the date of addition of any Additional Accounts, in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, in each case until termination of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "The Pooling Agreement Generally--Representations and Warranties".

    Pursuant to the Pooling Agreement, each Bank represents that the Receivables transferred by it to the Trust are "accounts" or "general intangibles" for purpose of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement or statements is required to perfect the interest of the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables have been and will be filed under the UCC to protect the Trust in the event the transfer by the Banks is deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties. Although the priority of a transfer of general intangibles arising after the formation of the Trust is not as clear under the laws of the States of California and New Hampshire as the priority of interests governed by the UCC, counsel to the Banks is of the opinion, in New Hampshire, that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables is deemed to be a sale than if it were deemed to be a security interest, and, in California, that a court should conclude that a sale of Receivables consisting of general intangibles would be deemed to have occurred as of the date of execution of the Pooling Agreement.

    There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the date of the Pooling Agreement could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Bank arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. Furthermore, if the FDIC were appointed as a receiver of either of the Banks, the receiver's administrative expenses may also have priority over the interest of the Trust in such Receivables. Under the Pooling Agreement, however, the Banks warrant that they have transferred the Receivables to the Trust free and clear of the lien of any third party (subject to certain potential tax liens referred to under "The Pooling Agreement Generally--Representations and Warranties"). In addition, the Banks covenant that they will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

    The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of either of the Banks.

    Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as receiver or conservator for either of the Banks, would not interfere with the timely transfer to the Trust of payments collected on the Receivables or interfere with the timely liquidation of Receivables as described below. To the extent that the Banks have granted a security interest in the Receivables to the Trust, and such security interest is validly perfected before an Insolvency Event and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the relevant Bank or its creditors, based upon opinions issued by the general counsel of the FDIC and a related policy statement issued by the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery, by the FDIC. However, such opinions and policy statement are not binding on the FDIC and, if the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments to the Certificateholders of all outstanding Series. In addition, if the FDIC were to require the Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Certificates of all Series and possible reductions in the amount of those payments could occur.

    The Pooling Agreement provides that, upon the occurrence of an Insolvency Event, the Banks will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to each outstanding Series. Under the Pooling Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by each other holder of the Banks' Certificate and the Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Credit Enhancer with respect thereto), or unless otherwise prohibited by law, the Trustee will proceed to sell,

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dispose  of or otherwise liquidate the  Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure, however, could be delayed as described above. Upon the occurrence of an Insolvency Event, if no Pay Out Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Banks to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Certificates--Pay Out Events".

    In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee or the requisite percentage of holders of Certificates of all Series from appointing a successor Servicer. See "The Pooling Agreement Generally--Servicer Default".

CONSUMER PROTECTION LAWS


    The relationship between an accountholder and consumer lender is extensively regulated by federal, state and local consumer protection laws. With respect to consumer revolving credit accounts owned by the Banks, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an Account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, accountholders are entitled under these laws to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Banks with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of Receivables owing. See "Risk Factors--Certain Legal Aspects" and "--The Ability of the Banks to Change Terms of the Accounts". All Receivables that were not created in compliance in all material respects with the requirements of such laws, subject to certain conditions described under "The Pooling Agreement Generally--Representations and Warranties", will be reassigned to the Banks. The Servicer has also agreed in the Pooling Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "The Pooling Agreement Generally--Representations and Warranties".


    The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such a stay.

    Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders of all Series if such laws result in any Receivables being charged off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges".

                                  TAX MATTERS

FEDERAL INCOME TAX CONSEQUENCES--GENERAL

    Set forth below is a discussion of the federal income tax consequences to holders of Certificates of each Series or Class that are intended to be characterized as debt; additional or different tax considerations will be disclosed in the applicable Prospectus Supplement for other Series or Classes. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Certificates in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). Prospective investors are advised to consult their own tax advisors with regard to the federal income tax consequences of holding and disposing of Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").


    The discussion assumes that a Certificate is issued in registered form, has all payments denominated in U.S. dollars and has a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Certificates arising from any excess of the principal amount of a Certificate over its issue price is DE MINIMIS (I.E., less than 1/4% of its principal amount multiplied by the number of full years until its maturity date), all within the meaning of the OID regulations. If those conditions are not satisfied, additional tax considerations will be disclosed in the applicable Prospectus Supplement.


TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS

    The Banks and Certificateholders will express in the Pooling Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be indebtedness of the Banks secured by the Receivables. The Banks, by entering into the Pooling Agreement, and each investor, by the acceptance of a Certificate, will agree to treat the Certificates as indebtedness of the Banks for federal, state and local income and franchise tax purposes. However, the Pooling Agreement generally refers to the transfer of Receivables as a "sale", and because different criteria are used in determining the nontax accounting treatment of the transaction, the Banks will treat the Pooling Agreement, for certain nontax accounting purposes, as a transfer of an ownership interest in the Receivables and not as creating a debt obligation of the Banks.

    A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.


    The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Cravath, Swaine & Moore, special federal tax counsel to the Banks ("Tax Counsel"), has concluded that the holders of Certificates (through their ownership of the Certificates) are not the owners of the Receivables for federal income tax purposes. Moreover, in the opinion of Tax Counsel, the Certificates will properly be characterized for federal income tax purposes as indebtedness.

TREATMENT OF THE TRUST


    The Trust could be viewed for federal income tax purposes either as (1) a collateral arrangement for debt issued directly by the Banks and other holders of the Banks' Certificate or (2) a separate entity owning the Receivables, issuing its own debt. However, in the opinion of Tax Counsel, in the former event the Trust will be disregarded for federal income tax purposes and in the latter event under current law the Trust would be a partnership, rather than an association (or publicly traded partnership) taxable as a corporation. Therefore, in the opinion of Tax Counsel, under current law the Trust will not be subject to federal income tax.



    If the Trust were considered to be a partnership, as described in the preceding paragraph, and if any of its interests that are properly treated as equity for Federal income tax purposes were considered to be publicly traded, the Trust might be treated as a publicly traded partnership taxable as a corporation, even though all of its publicly offered Certificates were properly treated as debt for Federal income tax purposes. The Banks intend to take measures to minimize the risk that the Trust would be considered to have publicly traded equity and thus to be a publicly traded partnership. It is believed such measures will be successful, but no assurance can be given in this regard.


FEDERAL INCOME TAX CONSEQUENCES--UNITED STATES INVESTORS

INTEREST INCOME TO CERTIFICATEHOLDERS

    Assuming the Certificates are debt obligations for federal income tax purposes, based on the above assumptions they will not be considered issued with OID (except as discussed below or in the applicable Prospectus Supplement). Interest thereon will be taxable as ordinary interest income when received or accrued by holders utilizing the cash or accrual methods of accounting, respectively. Under the OID regulations, a holder of a Certificate issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Certificate. A purchaser who buys a Certificate for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.


    However, the application of the OID regulations to the Certificates is unclear because the current payment of interest in excess of the cash available to the Trust is not enforceable by Cetificateholders. As a result, it is possible that all interest payable on the Certificates would be treated as OID. Treatment of interest on the Certificates as OID would not significantly affect an accrual basis holder of Certificates but would somewhat accelerate taxable income to a cash basis holder by in effect requiring such holder to report interest income on the accrual basis. Moreover, all holders would be required to accrue any DE MINIMIS discount into income over the life of the Certificates rather than when principal is paid. The Banks intend to take the position that, pending clarification of the OID regulations, the consequences described in this paragraph do not apply.



    The Paying Agent will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (or, if the preceding paragraph applies, OID accrued) on the Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificateholders and the IRS will receive tax and other information only from Participants and Indirect Participants rather than the Paying Agent. Accordingly, each nonexempt Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder's name, address, correct federal taxpayer identification number and a statement that such holder is not subject to backup withholding. If a nonexempt Certificateholder fails to provide the required certification, the Paying Agent (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS INTERESTS IN A PARTNERSHIP OR ASSOCIATION

    Although, as described above, it is the opinion of Tax Counsel that the Certificates will properly be characterized as debt for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that some or all of the Certificates were not debt obligations for federal income tax purposes, the arrangement among the Banks, any other holders of the Banks' Certificate, the holders of such Certificates and holders of other Certificates might be classified as a partnership for federal income tax purposes, as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

    If some or all of the Certificates are treated as equity interests in a partnership, the partnership would in all likelihood be treated as a "publicly traded partnership". A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation (because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business) it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in such a partnership (including holders of Certificates that are treated as equity interests in the partnership) according to their respective interests therein.

    The income reportable by Certificateholders as partners in such a partnership could differ from the income reportable by Certificateholders as holders of debt. However, except as provided below, it is not expected that such differences would be material. A cash basis Certificateholder treated as a partner might be required to report income when it accrues to the partnership rather than when it is received by the Certificateholder. Moreover, an individual Certificateholder's share of expenses of the partnership would be miscellaneous itemized deductions that might not be deductible in whole or in part, meaning that the holder might be taxed on a greater amount of income than the stated interest on the Certificates. Finally, if any Certificates are treated as equity interests in a partnership in which other Certificates are debt, all or part of a tax-exempt investor's share of income from the
Certificates that are treated as equity would be treated as unrelated debt-financed income under the Code taxable to the investor.

    If, alternatively, some or all of the Certificates were treated as equity interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, distributions by the entity on such Certificates and the Banks' Certificate would probably not be deductible in computing the entity's taxable income and distributions to such Certificateholders would probably be treated as dividend income to such holders. Such an entity-level tax could result in reduced distributions to all Certificateholders, and the holders of Certificates that are treated as equity could also be liable for a share of such a tax.

    Since the Banks will treat the Certificates as indebtedness for federal income tax purposes, the Paying Agent (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under those alternative characterizations of the Certificates.

FEDERAL INCOME TAX CONSEQUENCES--NON-UNITED STATES INVESTORS

    Tax Counsel has given its opinion that the Certificates will properly be classified as debt for federal income tax purposes. If the Certificates are treated as debt:

       (a) interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of Providian Corporation, is not a controlled foreign corporation with respect to Providian Corporation, and does not bear certain relationships to holders of the Banks' Certificate other than the Banks). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of the Certificates stating that the holder is not a U.S. person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of the Certificates or such owner's agent claiming an exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of the Certificates or such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

       (b) a holder of a Certificate who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Certificate, provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

       (c) a Certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death,
    (i) the individual did not actually or constructively own 10% or more of the voting stock of Providian Corporation, and does not bear certain relationships to holders of the Banks' Certificate other than the Banks and
    (ii) the holding of such Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

    If the IRS were to contend successfully that some or all of the Certificates are equity interests in a partnership (not taxable as a corporation), a holder of such a Certificate that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax (and would be subject to withholding tax on its share of partnership income). If some or all of the Certificates are recharacterized as equity interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on such Certificates were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at the rate of 30% unless such rate were reduced by an applicable treaty.

STATE AND LOCAL TAX CONSEQUENCES

    CALIFORNIA. This discussion is based upon present provisions of the California Revenue & Tax Code and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the California Franchise Tax Board.

    California imposes an income tax on corporations doing business in the state and a franchise tax on corporations earning income from the state. The California Revenue & Tax Code, which governs the taxation of individuals, partnerships, trusts and corporations, largely incorporates the Federal Internal Revenue Code. Accordingly, in the opinion of Farella, Braun & Martel, special California tax counsel to the Banks ("California Tax Counsel"), if the Certificates are treated as debt of the Banks for Federal income tax purposes, California would also treat the Certificates as debt of the Banks. Pursuant to this treatment, the Trust would be treated as a mere security device and would not be subject to California income or franchise tax. In addition, Certificateholders not otherwise subject to California taxes would not become subject to them solely by reason of their ownership of the Certificates. Certificateholders already subject to taxation in California, however, could be required to pay tax on income generated from the Certificates.

    If the Trust were treated for Federal income tax purposes either (i) as a partnership (not taxable as a corporation) between the Banks and any other owners of the Banks' Certificate (of which the Certificateholders or other holders of Certificates are treated as creditors) or (ii) as a partnership (not taxable as a corporation) among the Banks, any other owners of the Banks' Certificate and some or all of the Certificateholders or other holders of Certificates (in which any other Certificateholders or other holders of Certificates are treated as creditors), in the opinion of California Tax Counsel, the same treatment should also apply for California tax purposes. Since California follows the Federal tax treatment of partnerships, I.E., only certain publicly traded partnerships are liable for entity-level income or franchise tax, and all other partnerships are 100% pass-through, neither kind of partnership should be liable for entity-level income or franchise tax in California.

    If the Pooling Agreement is characterized for Federal income tax purposes as a partnership between the Banks and any other owners of the Banks' Certificate, and the Certificates are respected as debt of such a partnership, neither the Trustee nor the Certificateholders should be subject to California income or franchise tax merely by virtue of their acting as Trustee or their investment in the Certificates.

    If, however, the relationship created by the Pooling Agreement is characterized for Federal income tax purposes as a partnership that includes not only the Banks and any other owners of the Banks' Certificate but also one or more of the Certificateholders, California would view such a partnership as doing business in California to the extent the activities of the Banks in servicing the Receivables take place principally in California. As a result, each Certificateholder that is treated as an equity investor of the partnership for Federal tax purposes would be treated as an equity investor of the partnership for California tax purposes and would be subject to California income or franchise tax. Under these circumstances, such a Certificateholder might be taxed by California on its share of the partnership's income apportioned to California and the partnership would be required to withhold 7% of all distributions in excess of $1,500 to any U.S. Certificateholder not resident in California, unless the Certificateholder either obtains a waiver from the Franchise Tax Board or notifies the partnership that (i) the Certificateholder reported the income on a duly filed California tax return, or
(ii) the Certificateholder has a permanent place of business within California. In addition, in the event of such a partnership characterization, a holder of a Certificate that is a nonresident alien or foreign corporation would be subject to California withholding on its share of California apportioned income at the highest individual or corporate rate (11% and 9.3%, respectively). Moreover, such partnership characterization might cause a Certificateholder not otherwise subject to tax in California to pay California tax on income beyond that derived from the Certificates.

    If the Pooling Agreement were characterized for Federal income tax purposes as a publicly traded partnership, which is taxable as a corporation, or as a corporation, California would follow this characterization. The resulting entity would be liable for California income or franchise tax, which would reduce the amounts available for distribution to the Certificateholders. The Certificateholders, themselves, however, would be treated as owning interests in a corporation for California tax purposes, and Certificateholders not otherwise subject to California taxes should not become subject to such taxes solely by reason of their ownership of Certificates.


    NEW HAMPSHIRE. This discussion is based upon present provisions of the New Hampshire statutes, the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the New Hampshire Department of Revenue Administration.



    New Hampshire has a Business Profits Tax, an Interest and Dividends Tax and a Business Enterprise Tax. New Hampshire taxing authorities would follow federal income tax standards on characterization of the Certificates as indebtedness. Accordingly, it is the opinion of Gallagher, Callahan & Gartrell, P.A., New Hampshire tax counsel to the Banks ("New Hampshire Tax Counsel") that if the Certificates were characterized as indebtedness for federal income tax purposes, they would also be characterized as indebtedness for New Hampshire tax purposes. Pursuant to this characterization, the Trust would be treated as a mere security device.



    The activities to be undertaken by the Banks in originating and conveying Receivables to the Trust might be viewed as taking place in New Hampshire; pursuant to the Pooling Agreement, FDNB, as Servicer, will be responsible for the administration and the servicing of the Receivables. All Trust operations, however, will take place outside of New Hampshire. Because the situs of the Trust is outside the State of New

Hampshire and all duties and obligations of the trustee of the Trust are performed outside of the State of New Hampshire (except in connection with the enforcement of rights and remedies in the event of default), New Hampshire Tax Counsel is of the opinion that the Trust will not be considered as carrying on any business activity in the State of New Hampshire and will not be subject to the Business Profits Tax or the Business Enterprise Tax. There is insufficient nexus to justify New Hampshire taxation.

    In the alternative, if the Trust was characterized for federal income tax purposes as a partnership, as a corporation, or as a publicly-traded partnership taxable as a corporation, there would still be insufficient nexus with New Hampshire to subject the Trust to New Hampshire taxation at the entity level.

    Although it is not expected that the Trust will be subject to tax by New Hampshire, the effect of taxation at the entity level would be reduced distributions to Certificateholders. However, Certificateholders not otherwise subject to taxation in New Hampshire would not become subject to New Hampshire taxation solely due to ownership of Certificates.


    New Hampshire imposes a tax on interest and dividends received by a partnership, association or trust, the beneficial interest in which is not represented by transferable shares. It is the opinion of New Hampshire Tax Counsel that the Trust is not subject to the Interest and Dividends Tax because:
(i) there is insufficient nexus with the State of New Hampshire; and (ii) the beneficial interests in the Trust are represented by transferable shares. Certificateholders already subject to taxation in New Hampshire would be required to pay Interest and Dividends Tax on income generated from the Certificates.



    If the relationship established under the Pooling Agreement between the Banks and the Certificateholders is characterized as a partnership or corporation for federal tax purposes, and if the activity of FDNB as Servicer is deemed to be conducted on behalf of the partnership or corporation and sufficient to provide taxable nexus within the State of New Hampshire, the entity would be liable for Business Profits Tax and Business Enterprise Tax at the entity level, which would result in reduced distributions to Certificateholders.


                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (including an individual retirement account) (collectively referred to as "Benefit Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For example, a prohibited transaction would arise, unless an exemption were available, if a Certificate were viewed as debt of either of the Banks and such Bank were a disqualified person or a party in interest with respect to a Benefit Plan that acquired the Certificate.

    Moreover, additional prohibited transactions could arise if the Trust Assets were deemed to constitute "plan assets" of any Benefit Plan that owned Certificates. The Department of Labor ("DOL") has issued a final regulation (the "Final Regulation") concerning the definition of what constitutes "plan assets" of a Benefit Plan. Under the Final Regulation, the assets and properties of corporations, partnerships and certain other entities in which a Benefit Plan makes an investment in an "equity interest" could in certain circumstances be deemed to be assets of the Benefit Plan, or "plan assets." Accordingly, if Benefit Plans or other entities whose assets include plan assets purchase
Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

    The Final Regulation only applies to the use of the assets of a Benefit Plan to acquire an "equity interest" in an entity. Assuming that a Certificate is an equity interest, the Final Regulation contains an exception which provides that if assets of a Benefit Plan are used to acquire a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

    The Certificates of each Class and Series must be separately tested under, and may each meet, the criteria of publicly-offered securities as described above. There are no restrictions imposed on the transfer of the Certificates offered hereby, and the Certificates offered hereby will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act. Based on information provided by an underwriter, agent or dealer involved in the distribution of the Certificates offered hereby, the Banks will notify the Trustee as to whether or not the Certificates of a Class or Series offered by this Prospectus and an accompanying Supplement will be held by at least 100 separately named persons at the conclusion of the offering thereof. The Banks will not, however, determine whether the 100-independent investor requirement of the exception for publicly-offered securities is satisfied as to either a specific Class or Series. Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the Trustee at its Corporate Trust Department.


    If the Certificates of a Class or Series fail to meet the criteria of publicly-offered securities and the Trust Assets are deemed to include assets of Benefit Plans, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is available. Thus, for example, if a participant in any Benefit Plan holding
Certificates is an accountholder of one of the Accounts, under a DOL interpretation the purchase of such Certificates by such Benefit Plan could constitute a prohibited transaction.


    Moreover, as discussed above, while Tax Counsel has given its opinion that (unless otherwise provided in the related Prospectus Supplement) the Certificates of a Series offered hereby will properly be treated as debt for federal income tax purposes, if any Certificates were instead treated as equity interests in a partnership not taxable as a corporation in which any other Class or Series of Certificates are debt, all or part of a tax-exempt investor's share of income from the Certificates that are treated as equity would be treated as unrelated debt-financed income under the Code taxable to the investor.

    In light of the foregoing, fiduciaries of Benefit Plans or other investors of "plan assets" considering the purchase of Certificates should consult their own counsel as to whether the acquisition of such Certificates would be a prohibited transaction, whether Trust Assets which are represented by such Certificates would be considered plan assets, the consequences that would apply if the Trust Assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and the applicability of the tax on unrelated business income and unrelated debt-financed income. In addition, based on the reasoning of the United States Supreme Court's recent decision in JOHN HANCOCK LIFE INS. CO. V. HARRIS TRUST AND SAV. BANK, 144 S.Ct. 517 (1993), under certain circumstances assets in the general account of an insurance company might be deemed to be plan assets for certain purposes, and under such reasoning the purchase of Certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above.


    Unless otherwise provided in the Prospectus Supplement, if the Banks do not notify the Trustee, as described above, that the Certificates of any particular Class or Series will be held by at least 100 separately named persons, the Certificates of such Class or Series may not be acquired by any Benefit Plan or by any entity investing with assets that are treated as assets of a Benefit Plan. Furthermore, in that case, the Pooling Agreement, the related Supplement and each Certificate of such Class or Series will provide that each holder of such Certificate shall be deemed to have represented and warranted that it is not a Benefit Plan, is not purchasing such Certificate on behalf of a Benefit Plan, and is not using assets treated as assets of any Benefit Plan to effect the purchase.


                              PLAN OF DISTRIBUTION

    The Banks may sell Certificates in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Banks from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

    If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Certificates of a Series offered hereby may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Banks. Any remarketing firm will be identified and the terms of its agreement, if any, with the Banks and its compensation will be described in the related Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Certificates remarketed thereby.

    Certificates may also be sold directly by the Banks or through agents designated by the Banks from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Banks to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

    Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Act. Agents and underwriters may be entitled under agreements entered into with the Banks to indemnification by the Banks against certain civil liabilities, including liabilities under the Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Banks or their affiliates in the ordinary course of business.

                                 LEGAL MATTERS


    Certain legal matters relating to the Certificates will be passed upon for the Banks and the Trust by Cravath, Swaine & Moore, New York, New York and for any underwriters, agents or dealers by Orrick, Herrington & Sutcliffe, New York, New York. Certain federal income tax matters will be passed upon for the Banks by Cravath, Swaine & Moore, New York, New York, certain California tax matters will be passed upon for the Banks by Farella Braun & Martel, San Francisco, California and certain New Hampshire tax matters will be passed upon for the Banks by Gallagher, Callahan & Gartrell, P.A., Concord, New Hampshire.

                            GLOSSARY FOR PROSPECTUS

TERM                                                PAGE
- -----------------------------------------------     -----
Accounts.......................................           1
Accumulation Period............................           8
Act............................................           2
Addition.......................................          27
Additional Accounts............................          28
Additional Finance Charges.....................          34
Additional Sellers.............................          45
Adjustment Payment.............................          35
Aggregate Additional Limit.....................          28
Automatic Additional Accounts..................          28
Banks..........................................           1
Banks' Certificate.............................           6
Base Rate......................................          38
Benefit Plans..................................          61
California Tax Counsel.........................          59
Capital Cash...................................          20
Cede...........................................           2
CEDEL..........................................          43
CEDEL Participants.............................          43
Certificateholders.............................           2
Certificateholders' Interest...................           5
Certificates...................................           1
Citibank.......................................          42
Class..........................................           1
Code...........................................          56
Collection Account.............................          31
Commission.....................................           2
Controlled Accumulation Amount.................           8
Controlled Amortization Amount.................           9
Controlled Deposit Amount......................           8
Controlled Distribution Amount.................           9
Cooperative....................................          44
Credit Enhancement.............................          11
Credit Enhancer................................          36
Date of Processing.............................          11
Defaulted Amount...............................          35
Defaulted Receivables..........................          35
Definitive Certificates........................          44
Depositaries...................................          42
Depository.....................................          26
Determination Date.............................          11
Disclosure Document............................           6
Distribution Date..............................           8
DOL............................................          61
DTC............................................           2
Early Amortization Period......................           9
Eligible Account...............................          47
Eligible Deposit Account.......................          31
Eligible Institution...........................          31
Eligible Investments...........................          32

TERM                                                PAGE
- -----------------------------------------------     -----
Eligible Receivable............................          48
Enhancement Invested Amount....................          36
ERISA..........................................          61
Euroclear......................................          44
Euroclear Operator.............................          44
Euroclear Participants.........................          43
Exchange Act...................................           2
Expected Final Payment Date....................           7
FDIA...........................................          54
FDIC...........................................           5
FDNB...........................................           1
Final Regulation...............................          61
Finance Charge Receivables.....................           4
FIRREA.........................................          54
First Deposit Portfolio........................          20
Floating Allocation Percentage.................          32
Funding Period.................................          10
GAO............................................          16
Group..........................................          34
Holders........................................          45
Indirect Participants..........................          43
Ineligible Receivables.........................          46
Initial Accounts...............................           3
Initial Amount.................................          10
Insolvency Event...............................          15
Interchange....................................          22
Interest Funding Account.......................           7
Interest Payment Dates.........................          30
Invested Amount................................          30
IRS............................................          56
L/C Issuer.....................................          37
Lending Guidelines.............................          19
Monthly Investor Servicing Fee.................          39
Monthly Period.................................          23
Monthly Report.................................          40
Moody's........................................          32
Morgan.........................................          42
New Hampshire Tax Counsel......................          60
New Issuance...................................          30
OID............................................          56
OID regulations................................          56
Participants...................................          42
Participations.................................          27
Pay Out Event..................................          37
PNB............................................           1
Payment Date...................................          41
Pooling Agreement..............................           1
Portfolio Yield................................          38
Prefunding Account.............................          10
Prefunding Account Balance.....................          34

TERM                                                PAGE
- -----------------------------------------------     -----
Principal Allocation Percentage................          32
Principal Commencement Date....................           7
Principal Funding Account......................           8
Principal Receivables..........................           4
Principal Shortfalls...........................          33
Principal Terms................................          30
Prospectus Supplement..........................           1
publicly-offered security......................          61
Rating Agency..................................          13
Ratings Effect.................................          14
Receivables....................................           1
Record Date....................................          40
remarketing firms..............................          63
Removal Date...................................          29
Removal Notice Date............................          29
Removed Accounts...............................           4
Required Principal Balance.....................          17
Required Sellers' Participation Amount.........          17
Required Sellers' Percentage...................          17
Revolving Period...............................           7
rollouts.......................................          23
Scheduled Amortization Period..................           8
Sellers' Interest..............................           5
Series.........................................           1
Series Cut-off Date............................           7
Series Enhancement.............................           3
Series Issuance Date...........................          46
TERM                                                PAGE
- -----------------------------------------------     -----
Series Servicing Fee Percentage................          39
Series Termination Date........................          40
Service Transfer...............................          51
Servicer.......................................          12
Servicer Default...............................          51
Servicing Fee..................................          39
Shared Principal Collections...................          33
Special Funding Account........................          34
Special Payment Date...........................          38
Spread Account.................................          37
Standard & Poor's..............................          32
Supplement.....................................           6
Supplemental Certificate.......................          45
Tax Counsel....................................          56
Tax Opinion....................................          31
Termination Notice.............................          51
Terms and Conditions...........................          44
Total System...................................          20
Transfer Deposit Amount........................          47
Trust..........................................           1
Trust Assets...................................           3
Trust Cut-off Date.............................           3
Trust Portfolio................................          23
Trust Termination Date.........................          46
Trustee........................................           1
UCC............................................          15
Unallocated Principal Collections..............          33

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Fee..............................................  $  344,828
Printing and Engraving........................................      60,000
Trustee's Fees................................................      40,000
Legal Fees and Expenses.......................................     800,000
Blue Sky Fees and Expenses....................................      20,000
Accountants' Fees and Expenses................................     100,000
Rating Agency Fees............................................     200,000
Miscellaneous Fees............................................     200,000
                                                                ------------
    Total.....................................................  $1,764,828
                                                                ------------
                                                                ------------



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


    Article ELEVENTH of the Articles of Association of Providian National Bank ("PNB") provides that any person, his heirs, executors or administrators, may be indemnified or reimbursed by PNB for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer or employee of PNB or of any other corporation, partnership, joint venture, trust or other enterprise which he served in any such capacity at the request of PNB; PROVIDED, HOWEVER, that no person shall be so indemnified unless he acted in good faith and in a manner he reasonably believed to be in the best interests of PNB; and PROVIDED, FURTHER, that any indemnification (unless ordered by a court) shall be made by PNB only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the applicable standard of conduct is met, and such determination shall be made
(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. Such Article also provides that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, their heirs, executors or administrators, may be entitled as a matter of law.

    Article TENTH of the Articles of Association of First Deposit National Bank ("FDNB") provides that any person, his heirs, executors, or administrators, may be indemnified or reimbursed by FDNB for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which such person shall be made a party by reason of being or having been a director, officer, or employee of FDNB or of any firm, corporation, or organization which such person served in any such capacity at the request of FDNB; PROVIDED, HOWEVER, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of his duties to FDNB or any other entity; and, PROVIDED FURTHER that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, the holders of record of a majority of the outstanding shares of FDNB, or the Board acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, heirs, executors, or administrators, may be entitled as a matter of law.

    There are directors and officers liability insurance policies presently outstanding which insure directors and officers of each of the Banks. The policies cover losses for which the Banks shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by the Banks. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain certain self-insured retention provisions.

ITEM 16.  EXHIBITS


     1.1.  Form of Underwriting Agreement (incorporated by  reference to Exhibit 1.1 to  the issuer's Registration Statement on Form S-3 No. 33-59922)
     4.1.  Pooling  and  Servicing  Agreement dated  as  of  June 1,  1993  (incorporated by reference to Exhibit 4.1 to the issuer's Registration Statement on Form S-3  No.
            33-84844)
     4.2.  Forms  of Supplements to the Pooling  and Servicing Agreement, including forms of
            Certificates  (incorporated  by  reference  to  Exhibit  4.2  to  the   issuer's
            Registration Statement on Form S-3 No. 33-59922)
     4.3.  Amendment  No. 1 to  the Pooling and  Servicing Agreement, dated  as of August 1,
            1994 (incorporated  by reference  to Exhibit  4.3 to  the issuer's  Registration
            Statement on Form S-3 No. 33-84884)
     4.4.  Amendment  No. 2 to the Pooling and Servicing Agreement, dated as of June 1, 1995
            (incorporated by reference to the issuer's report on Form 8-K filed on July  24,
            1995)
     5.1.  Opinion of Cravath, Swaine & Moore with respect to legality
     8.1.  Opinion of Cravath, Swaine & Moore with respect to federal tax matters
     8.2.  Opinion of Farella, Braun & Martel with respect to California tax matters
     8.3.  Opinion of Gallagher, Callahan & Gartell, P.A., with respect to New Hampshire tax matters
    24.1.  Consent  of Cravath, Swaine &  Moore (included in their  opinion filed as Exhibit
            8.1)
    24.2.  Consent of Farella  Braun & Martel  (included in their  opinion filed as  Exhibit
            8.2)
    24.3.  Consent  of Gallagher, Callahan & Gartrell, P.A. (included in their opinion filed as Exhibit 8.3)
    25.1.  Powers of Attorney*


- --------------

* Previously filed.


ITEM 17.  UNDERTAKINGS

    Each of the undersigned registrants hereby agrees:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; PROVIDED, HOWEVER, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

       (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of that registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (e) To provide  to  the underwriters  at  the closing  specified  in  the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

       (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, First Deposit National Bank certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 28, 1996.


                                          FIRST DEPOSIT NATIONAL BANK, as
                                          originator of
                                           the Trust and Registrant,


                                          By ________/s/ DAVID J. PETRINI_______
                                                   Name: David J. Petrini
                                              Title: SENIOR VICE PRESIDENT AND
                                                 SENIOR FINANCIAL OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ----------------------------------------  ---------------

                          *                             Chairman of the Board and Director
                  Julie A. Montanari                     (Principal Executive Officer)             May 28, 1996

                          *
                    Clifford Colby                      President and Director                     May 28, 1996

                                                        Senior Vice President and Senior
                 /s/ DAVID J. PETRINI                    Financial Officer (Principal Financial    May 28, 1996
                   David J. Petrini                      Officer)

                          *
                   Dianne Peterson                      Assistant Vice President and Director      May 28, 1996

                          *
                   James V. Elliot                      Director                                   May 28, 1996

                          *
                  Darrell Hotchkiss                     Director                                   May 28, 1996

                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ----------------------------------------  ---------------

                          *
               Katharine Bogle Shields                  Director                                   May 28, 1996

               *By /s/ DAVID J. PETRINI
                   David J. Petrini
                   ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Providian National Bank certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 28, 1996.


                                          PROVIDIAN NATIONAL BANK, as originator
                                          of
                                           the Trust and Registrant,


                                          By ________/s/ DAVID J. PETRINI_______
                                                   Name: David J. Petrini
                                              Title: SENIOR VICE PRESIDENT AND
                                                 SENIOR FINANCIAL OFFICER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ----------------------------------------  ---------------

                          *                             Chairman of the Board and Director
                  Julie A. Montanari                     (Principal Executive Officer)             May 28, 1996

                          *
                   Dianne Peterson                      President and Director                     May 28, 1996

                                                        Senior Vice President and Senior
                 /s/ DAVID J. PETRINI                    Financial Officer (Principal Financial    May 28, 1996
                   David J. Petrini                      Officer)

                          *
                   James V. Elliott                     Director                                   May 28, 1996

                          *
                    Clifford Colby                      Director                                   May 28, 1996

                          *
                   Charles D. Bond                      Director                                   May 28, 1996

                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ----------------------------------------  ---------------

                          *
                  Robert S. Fennerty                    Director                                   May 28, 1996

               *By /s/ DAVID J. PETRINI
                Name: David J. Petrini
               Title: ATTORNEY-IN-FACT

                                    EXHIBITS


     1.1.  Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the issuer's Registration Statement on Form S-3 No. 33-59922)

     4.1.  Pooling and Servicing Agreement dated as of June 1, 1993 (incorporated by reference to Exhibit 4.1 to the issuer's Registration Statement on Form S-3 No.
            33-84844)

     4.2.  Forms of Supplements to the Pooling and Servicing Agreement, including forms of
            Certificates (incorporated by reference to Exhibit 4.2 to the issuer's
            Registration Statement on Form S-3 No. 33-59922)

     4.3.  Amendment No. 1 to the Pooling and Servicing Agreement, dated as of August 1,
            1994 (incorporated by reference to Exhibit 4.3 to the issuer's Registration
            Statement on Form S-3 No. 33-84884)

     4.4.  Amendment No. 2 to the Pooling and Servicing Agreement, dated as of June 1, 1995
            (incorporated by reference to the issuer's report on Form 8-K filed on July 24,
            1995)

     5.1.  Opinion of Cravath, Swaine & Moore with respect to legality

     8.1.  Opinion of Cravath, Swaine & Moore with respect to federal tax matters

     8.2.  Opinion of Farella Braun & Martel with respect to California tax matters

     8.3.  Opinion of Gallagher, Callahan & Gartell, P.A., with respect to New Hampshire tax matters

    24.1.  Consent of Cravath, Swaine & Moore (included in their opinion filed as Exhibit
            8.1)

    24.2.  Consent of Farella Braun & Martel (included in their opinion filed as Exhibit
            8.2)

    24.3.  Consent of Gallagher, Callahan & Gartrell, P.A. (included in their opinion filed as Exhibit 8.3)

    25.1.  Powers of Attorney*


- --------------

* Previously filed.